Exhibit 10.16

REVOLVING CREDIT AGREEMENT

dated as of January 28, 2019

among

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

SUNTRUST BANK, as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.

as Lead Arranger and Book Runner

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS; CONSTRUCTION1

Section 1.1.	Definitions1
Section 1.2.	Classifications of Loans and Borrowings22
Section 1.3.	Accounting Terms and Determination22
Section 1.4.	Terms Generally22

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS22

Section 2.1.	General Description of Facilities22
Section 2.2.	Revolving Loans22
Section 2.3.	Procedure for Revolving Borrowings23
Section 2.4.	Swingline Commitment23
Section 2.5.	Term Loan Commitments23
Section 2.6.	Funding of Borrowings23
Section 2.7.	Interest Elections24
Section 2.8.	Optional Reduction and Termination of Commitments24
Section 2.9.	Repayment of Loans25
Section 2.10.	Evidence of Indebtedness25
Section 2.11.	Optional Prepayments25
Section 2.12.	Mandatory Prepayments25
Section 2.13.	Interest on Loans26
Section 2.14.	Fees27
Section 2.15.	Computation of Interest and Fees27
Section 2.16.	Inability to Determine Interest Rates27
Section 2.17.	Illegality28
Section 2.18.	Increased Costs28
Section 2.19.	Funding Indemnity29
Section 2.20.	Taxes30
Section 2.21.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs33
Section 2.22.	Extension of Maturity Date34
Section 2.23.	Increase of Commitments; Additional Lenders34
Section 2.24.	Mitigation of Obligations36
Section 2.25.	Replacement of Lenders36
Section 2.26.	Defaulting Lenders and Potential Defaulting Lenders36

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT38

Section 3.1.	Conditions to Effectiveness38
Section 3.2.	Conditions to Each Credit Event40
Section 3.3.	Delivery of Documents40

ARTICLE IV

REPRESENTATIONS AND WARRANTIES40

Section 4.1.	Existence; Power40
Section 4.2.	Organizational Power; Authorization40
Section 4.3.	Governmental Approvals; No Conflicts40
Section 4.4.	Financial Statements41
Section 4.5.	Litigation and Environmental Matters41
Section 4.6.	Compliance with Laws and Agreements41
Section 4.7.	Litigation and Environmental Matters42
Section 4.8.	Compliance with Laws and Agreements43
Section 4.9.	Investment Company Act.43
Section 4.10.	Taxes43
Section 4.11.	ERISA43
Section 4.12.	Disclosure43
Section 4.13.	Solvency43
Section 4.14.	Margin Regulations44
Section 4.15.	Subsidiaries; REIT Qualification44
Section 4.16.	Labor Relations44
Section 4.17.	Sanctions and Anti-Corruption Laws44
Section 4.18.	EEA Financial Institutions44

ARTICLE V

AFFIRMATIVE COVENANTS44

Section 5.1.	Financial Statements and Other Information44
Section 5.2.	Financial Tests45
Section 5.3.	Notices of Material Events46
Section 5.4.	Existence; Conduct of Business46
Section 5.5.	Payment of Obligations47
Section 5.6.	Maintenance of Properties; Insurance47
Section 5.7.	Books and Records47
Section 5.8.	Compliance with Laws.47
Section 5.9.	Use of Proceeds47
Section 5.10.	Fiscal Year47
Section 5.11.	Environmental Matters48
Section 5.12.	Collateral Requirement48
Section 5.13.	Further Assurances49
Section 5.14.	Bank Accounts49
Section 5.15.	Parent Covenants49
Section 5.16.	Pledge of Interests49
Section 5.17.	Permanent Financing49
Section 5.18.	Keepwell49

ARTICLE VI

FINANCIAL COVENANTS50

ARTICLE VII

NEGATIVE COVENANTS50

Section 7.1.	Liens50
Section 7.2.	Fundamental Changes50
Section 7.3.	Investments, Loans, Advances and Acquisitions50
Section 7.4.	Hedging Transactions51
Section 7.5.	Restricted Payments51
Section 7.6.	Transactions with Affiliates51
Section 7.7.	Parent Negative Covenants51
Section 7.8.	Restrictive Agreements51
Section 7.9.	Indebtedness52
Section 7.10.	Fees52
Section 7.11.	Amendment to Organizational Documents52
Section 7.12.	Sanctions and Anti-Corruption Laws52

ARTICLE VIII

EVENTS OF DEFAULT52

Section 8.1.	Events of Default52
Section 8.2.	Application of Proceeds from Collateral54

ARTICLE IX

THE ADMINISTRATIVE AGENT55

Section 9.1.	Appointment of the Administrative Agent55
Section 9.2.	Nature of Duties of the Administrative Agent55
Section 9.3.	Lack of Reliance on the Administrative Agent56
Section 9.4.	Certain Rights of the Administrative Agent56
Section 9.5.	Reliance by the Administrative Agent56
Section 9.6.	The Administrative Agent in its Individual Capacity57
Section 9.7.	Successor Administrative Agent57
Section 9.8.	Withholding Tax57
Section 9.9.	The Administrative Agent May File Proofs of Claim57
Section 9.10.	Authorization to Execute Other Loan Documents58
Section 9.11.	Collateral and Guaranty Matters58
Section 9.12.	Documentation Agent; Syndication Agent.58
Section 9.13.	Right to Realize on Collateral and Enforce Guarantee58
Section 9.14.	Secured Bank Product Obligations and Hedging Obligations59

ARTICLE X

MISCELLANEOUS59

Section 10.1.	Notices59
Section 10.2.	Waiver; Amendments62
Section 10.3.	Expenses; Indemnification63
Section 10.4.	Successors and Assigns64

Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process67
Section 10.6.	WAIVER OF JURY TRIAL68
Section 10.7.	Right of Set-off68
Section 10.8.	Counterparts; Integration68
Section 10.9.	Survival68
Section 10.10.	Severability69
Section 10.11.	Confidentiality69
Section 10.12.	Interest Rate Limitation69
Section 10.13.	Waiver of Effect of Corporate Seal69
Section 10.14.	Patriot Act70
Section 10.15.	No Advisory or Fiduciary Responsibility70
Section 10.16.	Location of Closing70
Section 10.17.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions70
Section 10.18.	Certain ERISA Matters71

Schedules

Schedule I-Applicable Margin and Applicable Percentage

Schedule II-Commitment Amounts

Schedule III-Mortgaged Properties

Schedule IV-Litigation Disclosure

Schedule V-Subsidiaries; Ownership of Mortgaged Properties

Exhibits

Exhibit A- Form of Assignment and Assumption

Exhibit B-Form of Compliance Certificate

Exhibit C-Form of Guaranty

Exhibit D-Form of Perfection Certificate

Exhibit E-Form of Notice of Borrowing

Exhibit F-Form of Notice of Conversion/Continuation

Exhibits G (1-4) -Tax Certificates

v

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of January 28, 2019, by and among NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent” or “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $75,000,000.00 revolving credit facility (subject to increase as set forth herein) in favor of the Borrower for the purposes set forth herein;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Lender” shall have the meaning set forth in Section 2.23.

“Adjusted EBITDA” means (a) EBITDA for the most recently ended calendar quarter, annualized, less (b) the Capital Expenditure Reserve.

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing  on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1.00% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in  U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.  For purposes of this Agreement, the Adjusted LIBO Rate will not be less than zero percent (0%).

“Administrative Agent” shall mean SunTrust Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time.  On the Closing Date, the Aggregate Revolving Commitment Amount is $75,000,000.00.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all Legal Requirements related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on such date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level III as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above.  Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending March 31, 2019 are required to be delivered shall be at Level II as set forth on Schedule I.  In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

“Appraisal” (whether one or more) means a written appraisal of the Mortgaged Properties by an MAI appraiser satisfactory to the Administrative Agent. Each Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance reasonably satisfactory to the Administrative Agent.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean SunTrust Robinson Humphrey, Inc., in its capacity as lead arranger and bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Availability Period” means the period from the Closing Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Obligations” mean, collectively, all obligations and other liabilities of any Credit Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” means any Person that, at the time it provides any Bank Product to any Credit Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time.  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider.  No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” means any of the following services provided to any Credit Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%,(iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus 1.00% (any changes in such rates to be effective as of the date of any change in such rate), and (iv) zero percent (0.00%).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO Rate will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any such day that is also a day on which dealings in Dollar deposits are not conducted by and between banks in the London interbank market.

“Capital Expenditure Reserve” means, on an annual basis, an amount equal to $250 per unit with respect to each Real Property owned by the Parent, Borrower, or any Subsidiary.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Capitalization Rate” means (a) for calculations hereunder through and including the calendar quarter/year ending December 31, 2021, 5.75%; and (b) for all calculations thereafter, 6.00%.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the failure of the Borrower to own, directly or indirectly, free and clear of any Liens except those granted in favor of the Agent, at least 90% of the ownership interests in each Collateral Subsidiary; or (e) the replacement, removal or resignation of NexPoint Real Estate Advisors, L.P. as advisor to the Parent, unless replaced with an Affiliate thereof.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for

International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Credit Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Collateral Documents” shall mean, collectively, the Guaranty, the Pledge Agreement, the Economic Interest Pledge Agreement, the Equity Proceeds Pledge Agreement, the Perfection Certificate, and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, the Financing Statements, and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Collateral Subsidiary” means each Subsidiary of the Borrower which owns a direct or indirect interest in a Mortgaged Property.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate from a Responsible Officer of the Parent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Funds from Operations” means, for any period, Guarantor’s net income (or loss) (after payment of all cash dividends payable on any preferred stock) determined on a consolidated basis for the Borrower, Guarantor, and their Wholly-Owned Subsidiaries for such period, excluding gains or losses from extraordinary items, impairment and other non-cash charges, acquisition fees and related expenses, plus real estate depreciation and amortization. Core Funds from Operations shall be adjusted for (i) the Borrower’s Equity Percentage of its Unconsolidated Affiliates to reflect funds from operations on the same basis, (ii) the amortization of intangibles associated with the amortization of above or below market rents, pursuant to ASC 805 (formerly FASB 141) and (iii) calculation of interest expense in accordance with FBS APB 14-1.

“Credit Party” means Borrower, Parent, and each other Guarantor.

“Debt Yield” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Net Operating Income from all Real Property of the Borrower and its Subsidiaries for the most recently ended calendar quarter, annualized to (ii) all Indebtedness of the Borrower and the Guarantor (without duplication) as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender”  shall mean, subject to Section 2.26(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Jurisdiction” means any country, region, or territory to the extent that such country, region, or territory itself, or its government, is the subject or target of any Sanction.

“Development Assets” means (a) ground up construction projects; and (b) redevelopment projects that result in the complete cessation of operations at the applicable property.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof.

“EBITDA” means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus (c) asset management, acquisition and other fees and expenses, plus or minus (d) to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales of payment of Indebtedness, plus (e) to the extent not capitalized, the amount of non-recurring expenses, fees, costs and charges incurred in connection with the Loan, plus (f) self-administration or internalization fees and expenses, plus (g) to the extent not capitalized, the amount of all non-recurring expenses, fees, costs and charges incurred with any acquisition, issuance of debt or equity, asset disposition or investment permitted hereunder, or any proposed or actual amendment, modification or refinancing of any Indebtedness, in each case, as determined for Borrower, Guarantor, and their Wholly-Owned Subsidiaries on a consolidated basis, and including (without duplication) the Equity Percentage of EBITDA for the Borrower’s Unconsolidated Affiliates.

“Economic Interests Pledge” means that certain Pledge and Security Agreement (Economic Interests), dated as of the date hereof, by and among the Borrower, certain of its Subsidiaries, and the Administrative Agent.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et m., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et m., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et m., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et m., the Occupational Safety and Health Act, 29 U.S.C. § 651 et m., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., as

such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law.

“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

“Equity Interests” means, with respect to any Person, all of the shares, partnership or membership interests, economic and other rights, participations or other equivalents (however designated) of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means, any issuance and/or sale after the effective Date by Parent, Borrower, any Guarantor or any of their Subsidiaries of any Equity Interests or equity securities of such Person, including, without limitation, (a) any new preferred securities, and (b) any conversion of equity interests or securities of any Subsidiary of Borrower into equity interests in the Borrower.

“Equity Percentage” means the aggregate ownership percentage of Borrower in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) Borrower’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) Borrower’s economic ownership interest in the Unconsolidated Affiliate, reflecting Borrower’s share of income and expenses of the Unconsolidated Affiliate.

“Equity Proceeds Pledge” shall mean the Pledge and Security Agreement (Equity Issuance Proceeds) dated as of even date herewith related to any equity issuance proceeds of the Parent or Borrower granted by the Parent and Borrower to the Administrative Agent, together with all other instruments, agreements and written obligations executed and/or delivered by any of the Credit Parties in connection therewith.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower, any of its  Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.   If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” shall mean that certain fee letter, dated as of January 11, 2019, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.

“Financing Statements” means all such Uniform Commercial Code financing statements as the Administrative Agent shall require, duly authorized by the Borrower or Guarantor, to give notice of and to perfect or continue perfection of the Lenders’ security interest in all Collateral.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA for the immediately preceding calendar quarter of Parent and its Subsidiaries to (b) the sum of (i) all principal due and payable and actually paid on Indebtedness (other than amounts paid in connection with balloon maturities), including the Equity Percentage for such amounts for the Borrower’s Unconsolidated Affiliates, plus (ii) all Interest Expense, plus (iii) the aggregate amount of all cash dividends payable on any preferred stock for the immediately preceding calendar quarter, in each case, for the Parent and its Subsidiaries.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto,  (ii) the  Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.

“Guaranty” means, collectively, the guaranties provided by Guarantor in the form of Exhibit C attached hereto, or such other form as may be agreed upon by the parties.

“Hazardous Materials” shall mean l explosive or radioactive substances or wastes and hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedge Termination Value” shall  mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Increasing Lender” shall have the meaning set forth in Section 2.23.

“Incremental Commitment” shall have the meaning set forth in Section 2.23.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(g), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) all net Hedging Obligations.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (viii) that is expressly made nonrecourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Memorandum” shall mean any Confidential Information Memorandum relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents prepared in connection with the syndication of any of the Revolving Commitments.

“Initial Maturity Date” means January 28, 2021.

“Interest Coverage Ratio” means the ratio of Adjusted EBITDA for the subject testing period to Interest Expense.

“Interest Expense” means, with respect to any Person, all paid, accrued or capitalized interest expense on such Person’s Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower’s Unconsolidated Affiliates.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one or three months; provided that:

(i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;

(iii)any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv)no Interest Period may extend beyond the Maturity Date.

“IRS” shall mean the United States Internal Revenue Service.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender-Related Hedge Provider” means any Person that, at the time it enters into a Hedging Transaction with any Credit Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider.  In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.23.

“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans.

“Liquidity” means the sum of unencumbered and unrestricted cash and cash equivalents of the Parent, excluding any debt service, capital improvement or other similar reserve funds held under or required by any loan documents entered in to by the Parent or any Subsidiary plus unencumbered and unrestricted marketable securities reasonably acceptable to Administrative Agent.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loans” shall mean all Revolving Loans, and shall include, where appropriate, any loan made pursuant to Section 2.23.

“Management Company” means BH Management Services, LLC, an Iowa limited liability company.

“Mandatory Prepayment” has the meaning set forth in Section 2.12(a).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of (i) the Parent, the Borrower and its Subsidiaries taken as a whole, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Parent, the Borrower, and its Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Parent, the Borrower, and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (B) any change in applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Parent, the Borrower, and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (C) the failure, in and of itself, of the Parent or the Borrower to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; (D) a decline in the price, or a change in the trading volume, of the Parent; and (E) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, the Administrative Agent.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier of (i) the Initial Maturity Date, as such date may be extended as to the Extended Maturity Date provided in Section 2.22, and (ii) the date on which the Loans shall become due and payable pursuant to the terms hereof.

“Mortgaged Property” means all Real Properties from time to time granted as security under the Senior Loan.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Operating Income” means, for any income producing Real Property and for a given period, the difference between (a) any rentals, proceeds and other income received from such property during the determination period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Real Property during the determination period (other than asset management fees); provided, that the calculation of such costs and expenses shall be adjusted for any annual costs or expenses related to taxes, insurance premiums, and other one-time annual expenses. Net Operating Income shall be calculated based on the most recently ended calendar quarter, annualized, with the exception of taxes, insurance premiums and other one-time annual expenses, which may be based on the most recently ended twelve-month period. If the Real Property has not been owned by the Borrower or a subsidiary for a full calendar quarter, the annualized Net Operating Income shall be calculated based upon the historical data provided by the Borrower, subject to adjustment by the Administrative Agent in its reasonable discretion and thereafter until such Real Property has been owned by the Borrower or its subsidiaries for the entirety of a calendar quarter, Net Operating Income shall be grossed up for such ownership period. Net Operating Income shall be calculated on a consolidated basis for the Borrower and its Wholly-Owned Subsidiaries and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower’s Unconsolidated Affiliates but adjusted for non-cash operating items and other non-cash items.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 2.25 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notice of Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Obligations” shall mean (a) all amounts owing by the Credit Parties to the Administrative Agent, any Lender, or the Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Credit Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however,  that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent” means NexPoint Residential Trust, Inc., a Maryland corporation.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.

“Payout Ratio” means the ratio of cash dividends or distributions to common equity holders of the Parent paid or payable for the applicable period to Core Funds from Operations.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Perfection Certificate” shall mean a certificate of the Borrower in the form attached hereto as Exhibit D.

“Permitted Encumbrances” means:

(a)Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5;

(b)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(c)deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(d)the Title Instruments, Liens and other matters described in the Title Insurance Policy;

(e)uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;

(f)landlords’ liens for rent not yet due and payable; and

(g)liens arising under the Senior Loan; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than the Senior Loan.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)investments of a Borrower in Subsidiaries and Unconsolidated Affiliates made in accordance with this Agreement.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledge Agreement” means those certain Equity Interests Pledge and Security Agreements executed by the Borrower in favor of Administrative Agent pledging Borrower’s interest in the Pledged Interests.

“Pledged Interests” means, collectively, the ownership (or in the reasonable discretion of the Administrative Agent, the economic) interests now or hereafter pledged by Borrower and each Collateral Subsidiary and the economic interest, including rights to receive cash and other distributions from each other Subsidiary of the Borrower hereunder and subject to the liens and security interests of the Loan Documents, or intended so to be.

“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).

“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Credit Party or any of Borrower’s Subsidiaries), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Credit Party or any of Borrower’s Subsidiaries.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, and (b) any Lender.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” means, as of any date of determination, at least two (2) Lenders having more than 66 2/3% of the Commitments or, if the Commitments of each Lender to make Loans have been terminated pursuant to Article VIII, at least two (2) Lenders holding in the aggregate at least 66 2/3% of the aggregate Obligations; provided that the Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, at any time when there are two (2) or fewer Lenders, Required Lenders shall mean all Lenders that are not Defaulting Lenders.

“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Section 5.2, the chief financial officer or the treasurer of the Parent and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Parent, Borrower, or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Parent, Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Parent or Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Parent or the Borrower.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans.

“Revolving Loan” shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions; including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S.

Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

“Screen Rate” shall mean the rate specified in clause (i) of the definition of Adjusted LIBO Rate.

“Senior Credit Agreement” means, collectively, each of those certain Loan Agreements, set forth on Schedule III hereof with respect to the Mortgaged Properties.

“Senior Loan” means each loan made pursuant to a Senior Credit Agreement.

“Senior Loan Documents” means each Senior Credit Agreement and all other instruments, agreements and written obligations executed and delivered in connection with the transactions contemplated by a Senior Credit Agreement.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Lender-Related Hedge Providers and the Bank Product Providers.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to Borrower, Guarantor, Parent or any Credit Party, as applicable (the “parent”), at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by parent, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Tangible Net Worth” shall mean total assets (without deduction for accumulated depreciation and accumulated amortization of lease intangibles) less (1) all intangible assets and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with GAAP. The term “intangible assets” shall include, without limitation, (i) deferred charges such as straight-line rents and other non-cash items, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles (other than amounts related to the purchase price of real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Liens on property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a consolidated basis Borrower, Guarantor, and their Wholly-Owned Subsidiaries and including the Borrower’s Equity Percentage of Tangible Net Worth of the Borrower’s Unconsolidated Affiliates.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Instruments” means true and correct copies of all instruments of record in the Office of the County Clerk, the Real Property Records or of any other Governmental Authority affecting title to all or any part of the Mortgaged Properties, including but not limited to those (if any) which impose restrictive covenants, easements, rights-of-way or other encumbrances on all or any part of the Mortgaged Properties.

“Title Insurance Policy” means, collectively, the policies of title issued in favor of the respective Collateral Subsidiary by a title insurance company satisfactory to each lender under a Senior Credit Agreement and insuring that title to each Mortgaged Property is vested in such Collateral Subsidiary, free and clear of any Lien, objection, exception or requirement, subject only to the Permitted Encumbrances.

“Total Asset Value” means the sum of (without duplication) (a) the aggregate Value of all of Borrower’s, Guarantor’s and their Subsidiaries’ Real Property, plus (b) the amount of any unencumbered cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower and its Subsidiaries, plus (c) the amount of restricted cash reserves available for funding planned real property capital improvements. For any non-wholly owned Real Properties, Total Asset Value shall be adjusted for Borrower’s, Guarantor’s and Subsidiaries’ Equity Percentage thereof.

“Total Leverage Ratio” means the ratio (expressed as a percentage) of (a) the Indebtedness of Borrower and the Indebtedness of the Guarantor (without duplication) to (b) Total Asset Value.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“Unconsolidated Affiliate” means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds, directly or indirectly, an investment consisting of a voting equity or ownership interest, which investment is accounted for in the financial statements of such Person on an equity basis of accounting.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unhedged Variable Rate Debt” means any Indebtedness or portion thereof which is not subject to a Hedging Transaction.

“Unused Fee” shall have the meaning set forth in Section 2.14(b).

“Unused Fee Rate” means, for any calendar quarter: (a) to the extent the average daily unused amount of the Aggregate Revolving Commitments for the such calendar quarter is greater than 50.0% of the Aggregate Revolving Commitments for such days, 0.25% per annum; and (b) to the extent the average daily unused amount of the Aggregate Revolving Commitments for the such calendar quarter is less than 50.0% of the Aggregate Revolving Commitments for such days, 0.15% per annum.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(e)(ii).

“Value” means the sum of the following:

(a)

for Real Property owned by the Borrower or any applicable Subsidiary for a period of less than six (6) calendar quarters, the greater of (i) the cost-basis book value of such Real Property; and (ii) an amount equal to (A) the aggregate Net Operating Income attributable thereto for the most recently ended calendar quarter, annualized, divided by (B) the Capitalization Rate; provided, that once a Real Property’s Value has been determined using subclause (ii) above, all future determinations of Value for such Real Property shall be performed pursuant to such subclause (ii); plus

(b)	for all other Real Property (i) the aggregate Net Operating Income attributable thereto for the most recently ended calendar quarter, annualized, divided by (ii) the Capitalization Rate.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. In determining whether a Subsidiary of a Person is a Wholly-Owned Subsidiary, all preferred shareholders of a Subsidiary that is organized as a real estate investment trust shall be disregarded.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Credit Party or the Administrative Agent, as applicable.

Section 1.2.Classifications of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “Eurodollar Loan” or “Base Rate Loan”).  Borrowings also may be classified and referred to by Type (e.g. “Revolving Eurodollar Borrowing”).

Section 1.3.Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 5.2 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.2 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

Section 1.4.Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (d) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (e) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated and (f) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.Establishment of Revolving Credit Facility.  Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2.

Section 2.2.Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount.  During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3.Procedure for Borrowings.  The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit E attached hereto (a “Notice of Borrowing”), (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing.  Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request.  The aggregate principal amount of each Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6).  Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

Section 2.4.[Intentionally Omitted].

Section 2.5.[Intentionally Omitted].

Section 2.6.Funding of Borrowings.

(a)Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b)Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing within fifteen (15) Business Days of Borrower’s receipt of notice from Administrative Agent.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7.Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit F attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.Optional Reduction and Termination of Commitments.

(a)Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date.

(b)Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders.

(c)With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender.

Section 2.9.Repayment of Loans. The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

Section 2.10.Evidence of Indebtedness.

(a)Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to the date of such prepayment, and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12.Mandatory Prepayments.

(a)The Borrower shall prepay the Loans (a “Mandatory Prepayment”) in an amount equal to one hundred percent (100%) of the net proceeds payable to Borrower or Guarantor (i) generated by equity issuances by the Parent or the Borrower, and (ii) payable to the Borrower, Guarantor or any Subsidiary (after payment of usual and customary closing costs and expenses and repayment of any Indebtedness secured by such Real Property) generated by the sale, finance, refinance or other recapitalization of any Real Property owned directly or indirectly by Parent, including, without limitation, any net proceeds thereof to be redeployed into the acquisition of one or more real properties to complete a 1031 exchange transaction; provided, however, that the applicable Credit Party shall, during the term of this Agreement or in connection with any sale, financing, refinancing, or recapitalization of any such Real Property, be permitted to retain the proceeds referenced in subclause (ii) above to the extent the Borrower provides the Administrative Agent with a Compliance Certificate including pro forma calculations of the financial covenants set forth in Section 5.2 hereof taking into account such transaction and showing that the Borrower will be in compliance with the terms and conditions of this Agreement in the event such proceeds are used for the Borrower’s general corporate purposes in lieu of being applied as a mandatory prepayment as otherwise required above.

(b)Without limiting the foregoing, if the Revolving Loan is not repaid in full on or before ninety (90) days prior to the then applicable Maturity Date, the Borrower shall, by such date, present a written plan to the Administrative Agent outlining its intended method for generating funds to repay the Revolving Loan in full by the Maturity Date, which plan shall be subject to the reasonable approval of the Administrative Agent. If the Administrative Agent reasonably determines that the sources reflected in the approved plan evidence a shortfall in available proceeds anticipated to be available to repay the Revolving Loan in full on the Maturity Date, the Borrower shall, within ten (10) Business Days of such notice from Administrative Agent and on the first Business Day of each calendar month thereafter, make a monthly principal payment in an amount as reasonably determined by the Administrative Agent equal to one third of such total shortfall per month.

(c)Any prepayments made by the Borrower pursuant to this Section shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; and second, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments.  The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to the above, unless an Event of Default has occurred and is continuing and the Required Revolving Lenders so request.

(d)If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19.  Each prepayment shall be applied as follows: first, to the Base Rate Loans to the full extent thereof; and second, to the Eurodollar Loans to the full extent thereof.

Section 2.13.Interest on Loans.

(a)The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)[intentionally omitted].

(c)Notwithstanding subsections (a) and (b) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 400 basis points above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.

(d)Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Accrued interest on all outstanding Loans shall be payable monthly in arrears on the first (1st) day of each calendar month and on the Maturity Date or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14.Fees.

(a)The Borrower shall pay to the Administrative Agent and its affiliates on the Closing Date and from time to time all fees in the Fee Letter that are due and payable on such dates.

(b)The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an unused fee (the “Unused Fee”), which shall accrue during the period from and including the date of this Agreement to, but excluding, date on which such Commitment terminates, at the applicable Unused Fee Rate multiplied by the average daily unused amount of the Commitment of such Lender under the Revolving Loans. Unused Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day of the month following the end of the applicable quarter. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall be based on the then existing Commitments of the Lenders.

(c)All fees payable hereunder shall be paid on the dates due in immediately available funds. Fees paid shall not be refundable under any circumstances.

Section 2.15.Computation of Interest and Fees.

Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.Inability to Determine Interest Rates.

(a)If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice Borrowing has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.17.Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder or to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18.Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (iii) through (v) of the definition of Excluded Taxes; or

(iii)impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)If any Lender shall have determined that any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Parent Company for any such reduction suffered.

(c)A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender under this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender notifies the Borrower of such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.

Section 2.19.Funding Indemnity.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within ten (10) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan.  A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.Taxes.

(a)Defined Terms.  For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Credit Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)  executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of

FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable third-party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21.Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22.Extension of Maturity Date .  The Borrower shall have the right and option to extend the Maturity Date for a single one-year term, to January 28, 2022 (the “Extended Maturity Date”), upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Initial Maturity Date:

(a)Extension Request. The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not later than the date which is thirty (30) days prior to the Initial Maturity Date.

(b)Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Revolving Loan Commitments an extension fee in an amount equal to 0.25% of the full Revolving Loan Commitments on the Initial Maturity Date, which fee shall, when paid, be fully earned and nonrefundable under any circumstances.

(c)No Default. On the date the Extension Request is given and the effective date of such extension there shall exist no Default or Event of Default.

Section 2.23.Increase of Commitments; Additional Lenders.

(a)From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i)the aggregate principal amount of all such Incremental Commitments made from time to time pursuant to this Section shall not result in the aggregate Revolving Commitments hereunder exceeding $140,000,000.00 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”);

(ii)the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(iii)at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct in all material respects;

(iv)any Incremental Commitments provided pursuant to this Section shall be secured by the same collateral securing the pre-existing Revolving Commitments, terminate as of the Maturity Date and otherwise be subject to the same terms, conditions, and pricing as the pre-existing Revolving Commitments; provided, that (A) any commitment or upfront fees related thereto and payable to any applicable Increasing Lender or Additional Lender shall be as may be agreed to between the Borrower and any such party; and (B) any arrangement fees related thereto and payable to Arranger shall be as may be agreed to between Borrower and Arranger in connection with such Incremental Commitments (and the effectiveness of any such Incremental Commitments shall be conditioned upon the Arranger’s approval of such arrangement fees);

(v)the Borrower and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all such Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance;

(vi)the Borrower may not request and receive more than two (2) incremental increases in the Revolving Commitments (with all increases in such commitments entered into as of the same day being deemed a single increase) and each such incremental increase shall be in an aggregate amount of not less than $20,000,000.

(b)The Borrower shall provide at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.  Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.  If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment.  The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders.

(c)Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;

(iii)a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;

(iv)to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Commitments, issued by the Borrower in accordance with Section 2.10; and

(v)any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitments, and Schedule II shall automatically be deemed amended accordingly.

(d)If the Borrower incurs Incremental Commitments under this Section, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Commitments and the Revolving Commitments outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence).

Section 2.24.Mitigation of Obligations.  Each Lender will notify Borrower of any event occurring after the Closing Date that will entitle such Person to compensation pursuant to Section 2.18 or Section 2.20, as the case may be, as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for any costs, fees, expenses, or additional interest due to the failure to provide such notice. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or

Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25.Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non‑Consenting Lender.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26.Defaulting Lenders .

(a)[Intentionally Omitted].

(b)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and

sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(c)Defaulting Lender Cure.  If the Borrower and the Administrative Agent, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS

Section 3.1.Conditions to Effectiveness.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger.

(b)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

(i)a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)a certificate of the Secretary or Assistant Secretary of each Credit Party in a form acceptable to Administrative Agent, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Credit Party executing the Loan Documents to which it is a party;

(iii)certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Credit Party and each other jurisdiction where such Credit Party is required to be qualified to do business as a foreign corporation;

(iv)a favorable written opinion of counsel to the Credit Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Credit Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders);

(v)a certificate in a form reasonably acceptable to Administrative Agent, dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Borrowing, (x) no Default or Event of Default exists, (y) all representations and warranties of each Credit Party set forth in the Loan Documents are true and correct in all material respects and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vi)a duly executed Notice of Borrowing for any initial Borrowing;

(vii)a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof;

(viii)copies of any consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Legal Requirements, or by any Contractual Obligation of any Credit Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby;

(ix)copies of (A) the internally prepared quarterly financial statements of the Parent and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended September 30, 2018, and (B) the audited consolidated financial statements for the Parent and its Subsidiaries for the Fiscal Year ended 2017;

(x)a duly completed and executed Compliance Certificate signed by a Responsible Officer of Parent, including pro forma calculations of the financial covenants set forth in Section 5.2 hereof as of the Closing Date, and calculated as if any initial Borrowing had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(xi)a certificate, dated the Closing Date and signed by the chief financial officer of each Credit Party, confirming that each Credit Party is Solvent before and after giving effect to the funding of any initial Borrowing and the consummation of the transactions contemplated to occur on the Closing Date;

(xii)executed counterparts of each of the other Loan Documents, together with (A) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Credit Parties, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than

Permitted Encumbrances and Liens to be released on the Closing Date, (B) a Perfection Certificate, duly completed and executed by the Borrower, (C) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Credit Party (or, if the pledge of all of the voting Capital Stock of any Foreign Subsidiary would result in materially adverse tax consequences, limited to 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable) and (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(xiii)written confirmation of the termination of the credit facilities previously advanced in favor of Borrower by KeyBank National Association, as agent, and the other lenders party thereto;

(xiv)all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Legal Requirements including the Patriot Act and, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower; and

(xv)all such other documents and materials required by the closing checklist related to this Agreement and prepared by counsel for the Administrative Agent.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to Administrative Agent or Lenders for purposes of the closing and initial funding of the Loans unless the Borrower shall have received notice from the Administrative Agent (and the Administrative Agent shall have received notice from such Lender) prior to the proposed Closing Date specifying its objection thereto; provided, however, that such deemed consent, approval, acceptance, or satisfaction shall not in any manner limit the effectiveness of or act as a waiver of any of the representations, warranties, or covenants of the Borrower set forth herein or in any manner limit, restrict, or waive required compliance by Borrower with same.

Section 3.2.Conditions to Each Credit Event.   The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to Section 2.26(c) and the satisfaction of the following conditions:

(a)at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist;

(b)at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(c)the Borrower shall have delivered the required Notice of Borrowing; and

(d)the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (c) of this Section.

Section 3.3.Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the

Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1.Existence; Power.  Each Credit Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.2.Organizational Power; Authorization. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and their Subsidiaries and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.3.Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any Collateral Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any Collateral Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Collateral Subsidiary, except pursuant to the Pledge Agreement, the Equity Proceeds Pledge and the Senior Loan.

Section 4.4.Financial Condition; No Material Adverse Change.

(d)The Borrower has heretofore furnished to the Lenders audited financial statements as of and for the annual fiscal period ended December 31, 2017 and management-prepared financial statements as of and for the quarterly fiscal period ended September 30, 2018. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments.

(e)Since December 31, 2017, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

Section 4.5.Properties.

(a)Each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, or Liens permitted under Section 7.1.  All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force.

(b)To each Credit Party’s actual knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits)

required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate would not be reasonably expected to have a Material Adverse Effect. To each Credit Party’s actual knowledge, no Credit Party or any Subsidiary thereof is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

(c)None of the Credit Parties has received any notice or has any actual knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Mortgaged Properties or any part thereof, or any proposed termination or impairment of any parking (except as contemplated in any approved expansion approved by Administrative Agent) at the Mortgaged Properties or of any sale or other disposition of the Mortgaged Properties or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

(d)The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates. The Borrower and/or its Subsidiaries maintain all insurance required under applicable Flood Insurance Laws to be maintained with respect to the Real Properties.

Section 4.6.Intellectual Property.  To the actual knowledge of each Credit Party, such Credit Party and its Subsidiaries owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Credit Party or such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party or any Subsidiary of any Credit Party, with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party or any Subsidiary of any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

Section 4.7.Litigation and Environmental Matters.

(a)To the actual knowledge of the Borrower, except as set forth in Schedule IV  attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, threatened against or affecting any Credit Party or any of the Borrower’s Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i)to the actual knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination would not reasonably be expected to cause a Material Adverse Effect;

(ii)to the actual knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance would not reasonably be expected to cause a Material Adverse Effect;

(iii)neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which would reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities would not reasonably be expected to have a Material Adverse Effect;

(iv)to Borrower’s actual knowledge, (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit would not reasonably be expected to have a Material Adverse Effect;

(v)to the actual knowledge of each Credit Party, none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor are any such proceedings threatened, in either case, except to the extent any such proceedings would not reasonably be expected to have a Material Adverse Effect;

(vi)to the actual knowledge of each Credit Party, none of the operations of the Borrower or any of its Subsidiaries or, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws; and

(vii)to the knowledge of the Credit Parties, there is not now (except, in all cases, to the extent the existence thereof would not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

Section 4.8.Compliance with Laws and Agreements. Each of the Credit Parties and their Subsidiaries is in material compliance with all Legal Requirements (including all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 4.9.Investment Company Act.  Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.10.Taxes.  Each Credit Party and each of the Borrower’s Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.11.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

Section 4.12.Disclosure. To the actual knowledge of the Borrower, the Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.13.Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including any contribution rights under the Guaranty), including all Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

Section 4.14.Margin Regulations.  None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.15.Subsidiaries; REIT Qualification. As of the Closing Date, no Person owns any Equity Interests in the Mortgaged Properties except as set forth on Schedule V attached hereto. The Borrower qualifies as a “qualified REIT subsidiary” under Section 856 of the Code. The Parent is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Department of Assessments and Taxation and is in good standing under the laws of Maryland. The Parent conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and will be entitled to the benefits of a real estate investment trust thereunder.

Section 4.16.Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against any of them before any Governmental Authority.  All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.17.Sanctions and Anti-Corruption Laws.  None of the Credit Parties, any of the other Subsidiaries, or any other Affiliate thereof is (or will be) (a) a Sanctioned Person, (b) located, organized or resident in a Designated Jurisdiction, (c) to the best of Borrower’s knowledge, without any independent inquiry, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (d) has violated any Anti-Money Laundering Law in any material respect. Each Credit Party and its

Subsidiaries, and to the knowledge of the Credit Parties, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Credit Parties have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and applicable Sanctions.

Section 4.18.EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and all Loans have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.1.Financial Statements and Other Information.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)within 120 days after the end of each Fiscal Year, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, together with all notes thereto, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 60 days after the end of each Fiscal Quarter, the Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year and including supporting notes and schedules, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Responsible Officer of the Parent;

(d)promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be;

(e)promptly following any request therefor (but no more often than once per Fiscal Quarter), such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request; and

(f)promptly following any request therefor, any information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower

Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.2.Financial Tests. The Parent shall have and maintain at all times, on a consolidated basis in accordance with GAAP, tested as of the close of each calendar quarter:

(a)A Total Leverage Ratio not to exceed sixty-five percent (65%);

(b)A minimum Fixed Charge Coverage Ratio of not less than 1.60:1.00;

(c)Tangible Net Worth at all times of not less than the sum of (i) $184,000,000.00, plus (ii) 90% of the net proceeds of all equity issuances of the Parent raised after the Closing Date;

(d)A maximum Payout Ratio of ninety percent (90%) commencing for the quarter ending December 31, 2018;

(e)A minimum Interest Coverage Ratio of not less than 1.85:1.00;

(f)The aggregate Unhedged Variable Rate Debt of the Borrower and its Subsidiaries shall not exceed thirty percent (30%) of Total Asset Value; and

(g)A minimum Liquidity of $5,000,000.00 at all times.

(h)A minimum Debt Yield of 8.00% at all times commencing with the quarter ending on June 30, 2019.

(i)A minimum amount of cash designated as restricted capital expenditures reserves equal to not less than the Capital Expenditure Reserve.

Section 5.3.Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):

(a)the occurrence of any Default under this Agreement or any default or event of default under a Senior Loan Document;

(b)within fifteen (15) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)within fifteen (15) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000.00; and

(d)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

At the Administrative Agent’s option, after the happening of any of the events listed in clauses (a), (b) or (d) above which would reasonably be expected to result in a Material Adverse Effect on any of the Mortgaged Properties, the Administrative Agent may obtain, or cause the Borrower to obtain, an updated Appraisal for the Mortgaged Properties giving rise to such events, all at the Borrower’s expense.

Section 5.4.Existence; Conduct of Business.  The Borrower will, and will cause Parent and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under this Agreement and shall not apply to the real estate investment trust status of the Parent until such time as the Parent has made its initial election to be treated as a real estate investment trust under the Code. The Borrower must at all times be a wholly owned Subsidiary of Parent. The Borrower may not be organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

Section 5.5.Payment of Obligations. The Borrower will, and will cause Parent and each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, comply with all of its obligations and liabilities (as applicable) under the Senior Loan Documents.

Section 5.6.Maintenance of Properties; Insurance.

(a)The Borrower will, and will cause Parent and each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and customary for similarly situated Properties (including, without limitation, all insurance required under applicable Flood Insurance Laws to be maintained with respect to the Real Properties).

(b)The Borrower will pay and discharge, or cause to be paid and discharged, all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any of the Mortgaged Property owned by it or any of its Subsidiaries, as they become payable and before they become delinquent. The Borrower shall furnish receipts evidencing proof of such payment to the Administrative Agent promptly after payment and before delinquency.

Section 5.7.Books and Records.  The Borrower will, and will cause Parent and each of its Subsidiaries to (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities; and (b) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.8.Compliance with Laws.  The Borrower will, and will cause Parent and each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.9.Use of Proceeds. The proceeds of the Revolving Loans will be used solely to (i) fund a portion of the cost to consummate real estate acquisitions and related investments made by Borrower and its Subsidiaries and for general corporate purposes, and (ii) be distributed to the Parent to fund the cost of the acquisition of shares of capital stock of the Parent purchased from unrelated third-party investors, provided at no time shall the amount of the Revolving Loans advanced for such purpose exceed $10,000,000.00. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

Section 5.10.Fiscal Year.. Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.

Section 5.11.Environmental Matters. Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance would not reasonably be expected to have a Material Adverse Effect.

Section 5.12.Collateral Requirement.

(a)General Requirement. Until repayment in full of all outstanding Loans and termination of all Revolving Commitments, the Obligations shall be secured by a perfected first priority lien and security interest to be held by the Administrative Agent for the benefit of the Lenders, pursuant to the terms of the Collateral Documents, in (i) the Equity Interests of each Collateral Subsidiary; provided that the Borrower shall not, pursuant to this subclause (i), be required to pledge any portion of such Equity Interests to the extent (and only to the extent) that such a grant of a security interest is prohibited by, or under the terms thereof, may give rise to a default, breach, right of recoupment, buyout, repurchase, purchase option, right of first refusal or similar rights (whether effective with the pledge or any related exercise of rights thereunder), claim, defense or remedy, or directly or indirectly results in the termination of or requires any consent not obtained under, the Senior Loans; provided further that, to the extent such pledge of any portion of such Equity Interests is restricted as set forth in the previous proviso, the Borrower shall, to the extent permitted under any such debt instruments, pledge to the Administrative Agent, pursuant to documentation reasonably acceptable to the Administrative Agent, all of the economic interests and rights to receive dividends or distributions in respect of the Equity Interests of such Collateral Subsidiary; and (ii) the proceeds of all Equity Offerings and any other capital events with respect to any Credit Party and any of their Subsidiaries. No later than twenty (20) Business Days after the end of each fiscal quarter, the Borrower shall pledge to the Agent such portion of the Equity Interests or economic interests in any Subsidiaries that were formed or acquired during the immediately preceding fiscal quarter as is required to be pledged pursuant to clause (ii) of the immediately preceding sentence, in each case, pursuant to documentation reasonably acceptable to the Administrative Agent and shall execute such documents and take such action as the Administrative Agent shall reasonably require in order to perfect its security interest in such additional Equity Interests or economic interests, as applicable.

(b)Release of Certain Collateral Subsidiaries. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.12(b), including any paydown of the Loans in connection with the transactions contemplated by this Section 5.12(b)), the Administrative Agent shall release the Equity Interests in the Point @ Foothills real property located in the Phoenix, Arizona MSA, the Ashlar real property located in the Dallas, Texas MSA, the Heatherstone real property located in the Dallas, Texas MSA, the Belmont at Duck Creek real property located in the Dallas, Texas MSA, and/or the Southpoint Reserve real property, located in Fredericksburg, Virginia or Washington, D.C. MSA from the lien or security title of the Collateral Documents encumbering the same upon the request of Borrowers in connection with a sale of such Real Property, subject to and upon the following terms and conditions:

(i)The Borrower shall have provided the Administrative Agent with written notice of its intention to remove any specified Collateral at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior to the requested release (which notice may be revoked by Borrowers at any time);

(ii)Borrower shall submit to the Administrative Agent with such request an executed Compliance Certificate adjusted in the best good faith estimate of Borrower solely to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release and if the Borrower would not be in compliance, then any reduction in the outstanding amount of the Loans in connection with such release;

(iii)Borrower shall pay all reasonable costs and expenses of the Administrative Agent in connection with such release, including without limitation, reasonable attorney’s fees; and

(iv)without limiting or affecting any other provision hereof, any release of a Collateral will not cause the Borrower to be in violation of the covenants set forth in Section 5.2.

(c)Release of Collateral. Upon the refinancing or repayment of the Loans in full and termination of all Revolving Commitments, then the Administrative Agent shall release the Collateral from the lien and security interest of the Collateral Documents.

Section 5.13.Further Assurances. At any time upon the request of the Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

Section 5.14.Bank Accounts. Subject to the terms of the Senior Loan Documents, the Credit Parties shall maintain (and cause each Subsidiary thereof to maintain) all property, operating and depository accounts and all corporate accounts, with SunTrust Bank. The Credit Parties shall also utilize SunTrust Bank (and cause each Subsidiary thereof to utilize SunTrust Bank) for all cash management services.

Section 5.15.Parent Covenants. The Parent will:

(a)own, directly or indirectly, all of the general partner interests in the Borrower and at least ninety percent (90%) of the limited partnership interests in the Borrower, free and clear of all Liens;

(b)maintain management and control of Borrower;

(c)conduct substantially all of its operations through Borrower and/or one or more of Borrower’s Subsidiaries;

(d)comply with all Legal Requirements to maintain, and, will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code; and

(e)subject to the terms of the Loan Documents, promptly contribute to Borrower the net proceeds of any stock sales or debt offerings.

Section 5.16.Pledge of Interests. If a Borrower or any of its Subsidiaries acquires any Real Property or any direct or indirect beneficial interest in any entity which owns Real Property and in connection with the acquisition of such Real Property grants any mortgage interest under the Senior Loan, Administrative Agent shall be granted a Pledged Interest therein, subject to such limitations as may be imposed under the Senior Loan.

Section 5.17.Permanent Financing. Borrower agrees that it shall use all reasonable efforts to utilize SunTrust Bank to place permanent debt (e.g. CMBS, Fannie/Freddie, life company placements) with respect to all Real Property acquired, in whole or in part, with proceeds from the Loans; provided, that Borrower may utilize other providers of permanent debt in the case of such provider acting as broker on the purchase and sale of the Real Property in question.

Section 5.18.Keepwell. Each Borrower that is a Qualified ECP Party at the time that the Agreement becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Party”) to honor all of its obligations under the Agreement in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party’s obligations and undertakings under this Section 5.16 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section 5.16 shall remain in full force and effect until the Loans have been repaid in full. Each Qualified ECP Party intends this Section 5.16 to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Party for all purposes of the Commodity Exchange Act.

ARTICLE VI

[INTENTIONALLY OMITTED]

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and all Loans have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 7.1.Liens. Neither the Parent nor the Borrower will create, incur, assume or permit to exist any Lien on the Collateral or the Mortgaged Properties, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except solely with respect to the Mortgaged Properties, Permitted Encumbrances.

Section 7.2.Fundamental Changes. The Parent and the Borrower will not, and will not permit any Collateral Subsidiary to:

(a)merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve;

(b)sell, transfer, lease or otherwise dispose of any of its assets to the extent such transaction would result in a breach of Section 5.2 or, with respect to the sale of any Real Property, the Equity Interests in which constitute Collateral, unless the Borrower shall pledge to the Administrative Agent additional or substitute Collateral that is acceptable to the Lenders; or

(c)engage to any material extent in any business other than the ownership of interest in entities that own, develop, operate and manage the Properties and businesses reasonably related thereto, except as allowed by Section 7.3.

Section 7.3.Investments, Loans, Advances and Acquisitions. The Parent and the Borrower will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness (subject to Section 7.9 below) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)Permitted Investments; and

(b)Investments (directly or indirectly) in Real Properties, provided that:

(i)Investments in unimproved land shall not exceed 5% of Total Asset Value;

(ii)Investments in Development Assets shall not exceed 10% of Total Asset Value;

(iii)Investments in joint ventures in which Parent, Borrower, or any of its Subsidiaries fails to hold a 90% ownership interest shall not exceed 5% of Total Asset Value; and

(iv)Investments in Real Properties other than multifamily properties shall not to exceed 10% of Total Asset Value.

Provided further that the aggregate Investment described in Section 7.3(b) (i), (ii), (iii) and (iv) above shall not exceed 20% of Total Asset Value. To the extent that any of the terms of subsection (b) are not satisfied, Total Asset Value shall be reduced by any overage amount.

Section 7.4.Hedging Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which any Subsidiary of the Borrower is exposed in the conduct of its business or the management of its liabilities.

Section 7.5.Restricted Payments. The Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by the Parent required to comply with Section 5.15(d), (b) provided no Default is then in existence, Restricted Payments made by the Parent to its equity holders, including in connection with the existing redemption and dividend reinvestment plans, not to exceed the Payout Ratio set forth in Section 5.2(d), (c) provided no Default is then in existence, Restricted Payments made by the Parent to its equity holders, to repurchase their capital stock or equity interest, subject to the limitation on Loan advances set forth in Section 5.9, and (d) Restricted Payments declared and paid ratably by Subsidiaries to Borrower and/or Parent with respect to their capital stock or equity interest.

Section 7.6.Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than would be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions related to the closing of and ongoing activities necessary to implement the loan obligations and requirements of this Agreement, and (d) any Restricted Payment permitted by Section 7.5.

Section 7.7.Parent Negative Covenants. The Parent will not (a) own any property other than (i) the ownership interests of Borrower and (ii) other assets with no more than $10,000,000.00 in value; (b) give or allow any Lien on the ownership interests of Borrower; (c) engage to any material extent in any business other than the ownership, development, operation and management residential properties.

Section 7.8.Restrictive Agreements. Neither the Borrower nor Parent will, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the restrictions contained in this Section 7.8 shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or as otherwise approved by the Administrative Agent, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, or ownership interests in the obligors with respect to such Indebtedness, and (iv) solely with respect to clause (a), provisions in leases restricting the assignment thereof.

Section 7.9.Indebtedness. Neither the Parent, the Borrower nor any Collateral Subsidiary shall, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness under this Agreement; (b) Indebtedness of a Collateral Subsidiary as of date hereof under the Senior Loan Documents; (c) Indebtedness under any Hedging Obligations, (d) Indebtedness whose recourse is solely for so-called “bad-boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by a Borrower or any Guarantor, or the holders of beneficial or ownership interests in Borrower or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by a Borrower or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any Real Property; (v) voluntary or involuntary bankruptcy by a Borrower or any Guarantor; (vi) any environmental matter(s) affecting any Real Property; (vii) failure to deliver statements, schedules, reports, or books and records in accordance with the provisions of any applicable loan documents; (viii) failure to pay any deferred amounts in accordance with the provisions of any applicable loan documents; (ix) any material waste of any Real Property; (x) the failure to comply with any single purpose entity requirements in accordance with the provisions of any applicable loan documents; and (xi) the occurrence of any transfer of any interest in violation of the provisions of any applicable loan documents; and (e) Indebtedness for trade payables and operating expenses incurred in the ordinary course of business.

Section 7.10.Fees. Provided that no Default or Event of Default shall be in existence, each Credit Party may pay all management, property and other asset fees then due and payable. At any time that any Default or Event of Default exists under this Agreement or any other Loan Document, then in any of such event(s), no Credit Party or any Subsidiary may pay any management, property, asset or similar fees to any other Credit Party or to any Subsidiary or Affiliate, including, without limitation, to the Management Company; provided that any such fees may accrue during the continuance of any such Default or Event of Default and be payable at such time as no Default or Event of Default is continuing hereunder. All such parties shall execute subordination agreements in form and substance acceptable to the Administrative Agent with respect to such fees. Notwithstanding the foregoing, Credit Parties and their Subsidiaries may pay at all times any due and payable fees to third party property managers.

Section 7.11.Amendment to Organizational Documents. Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, no Borrower will amend, modify or waive any rights under its certificate of incorporation, bylaws or other organizational documents in any manner, except: (a) modifications necessary to clarify existing provisions of such organizational documents; (b)

modifications which would not have a Material Adverse Effect, and (c) modifications in connection with mergers, consolidations, investments and other transactions not otherwise prohibited by the other provisions of this Agreement.

Section 7.12.Sanctions and Anti-Corruption Laws. No Borrower shall permit the proceeds of any Loan: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions; or (d) to be used in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1.Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of the Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure (other than the payment due on the Maturity Date, for which there shall be no grace period) shall continue unremedied for a period of over three (3) Business Days;

(b)the Borrower shall fail to pay any interest on the Loans or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three (3) Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such failure);

(c)any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VII other than Sections 5.4, 5.5, 5.6, 5.7(a), 5.8, and 5.11;

(e)any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not cureable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for thirty (30) days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

(f)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Collateral Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Collateral Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)any Credit Party or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)any Credit Party or any Collateral Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i)one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

(j)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(k)the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect;

(l)any Credit Party shall default under any agreement and such default would reasonably be expected to result in a Material Adverse Effect;

(m)any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(n)any provision of any Loan Document with respect to the Collateral shall for any reason cease to be valid and binding on, enforceable against, any Credit Party resulting in a Material Adverse Effect, or any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(o)a Change in Control shall occur;

(p)(i) Any Borrower or Guarantor defaults under any recourse Indebtedness, or (ii) any Subsidiaries of Parent or Borrower defaults under any non-recourse Indebtedness in an aggregate amount equal to or greater than $75,000,000 at any time (such $75,000,000 calculated based on the Equity Percentage of Indebtedness for the Borrower’s Unconsolidated Affiliates); or

(q)An Event of Default occurs under any of the Senior Loan Documents or any other debt securing the Mortgaged Properties;

then, and in every such event (other than an event described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all reasonable fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (f) or (g) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all reasonable fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2.Application of Proceeds from Collateral.  All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)second, to the fees and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)fifth, to the aggregate outstanding principal amount of the Loans, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, Bank Product Obligations and Hedge Termination Value of such Hedging Obligations; and

(f)sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of  any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be.  Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1.Appointment of the Administrative Agent.

(a)Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other

Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2.Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappelable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3.Lack of Reliance on the Administrative Agent.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4.Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7.Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8.Withholding Tax

.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.The Administrative Agent May File Proofs of Claim.

(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11.Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (ii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b)to release any Credit Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or is otherwise entitled, pursuant to the terms hereof, to such release.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Credit Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Credit Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12.Documentation Agent; Syndication Agent.  Each Lender hereby designates Raymond James Financial, Inc. as Documentation Agent and agrees that the Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender or any Credit Party.

Section 9.13.Right to Realize on Collateral and Enforce Guarantee.

  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (a) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14.Secured Bank Product Obligations and Hedging Obligations.  No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

ARTICLE X

MISCELLANEOUS

Section 10.1.Notices.

(a)Written Notices.

(i)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com)

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

With a copy to:Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

To the Administrative Agent:SunTrust Bank
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: Karen Weich

Telephone No. (404) 813-9293

With copies to:SunTrust Bank Legal Department - CRE
303 Peachtree Street, N.E., Suite 3600
Mail Code GA-ATL-0643

Atlanta, Georgia 30308

To any other Lender:the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(ii)Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic or facsimile notice.

(b)Electronic Communications.

(i)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(iii)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.

(iv)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties have any liability to any Credit Party or any of their respective Subsidiaries, any Lender, or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided , however, that in no event shall the Administrative Agent or any Related Party have any liability to any Credit Party or any of their respective Subsidiaries, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Credit Party’s or the Administrative Agent’s transmission of Communications.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(c)Telephonic Notices. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to Borrower or the Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person in Section 10.1 above or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto delivered in accordance with the terms hereof; and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(d)All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in clause (b) above and effective as provided in such clause; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(e)Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Agents and the Lenders.

Section 10.2.Waiver; Amendments.

(a)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, subject to Section 2.16(b), in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)increase the Commitment of any Lender without the written consent of such Lender;

(ii)reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby;

(iii)postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;

(iv)(A) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or (B) change Section 8.2 in a manner that would alter the pro rata sharing of payments or the order of application required thereby without the written consent of each Lender;

(v)change any of the provisions of this subsection (b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or

(vii)release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement any Loan Document to cure any obvious ambiguity, omission, mistake, defect or inconsistency.

Section 10.3.Expenses; Indemnification.

(a)The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, and (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an

“Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by the Borrower or any other Credit Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document.

(c)The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(f)All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4.Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required.

(iv)Assignment and Acceptance.  The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e).

(v)No Assignment to the certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, except to the extent expressly approved by the Administrative Agent (in its discretion) in writing and subject to such terms and conditions as may be imposed by the Administrative Agent in connection with same, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)The Administrative Agent, acting solely for this purpose as a non-fiduciary  agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the

Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) and (f) as though it were a Lender.

(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the state and federal courts in Atlanta, Georgia and New York, New York, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7.Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.

Section 10.8.Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and, except as expressly provided in this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, or the termination of this Agreement or any provision hereof.

Section 10.10.Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.Confidentiality.  Each of the Administrative Agent and the Lenders agrees to, in good faith, to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 10.12.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13.Waiver of Effect of Corporate Seal.  The Borrower represents and warrants that neither it nor any other Credit Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Legal Requirements, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14.Patriot Act.  The Administrative Agent and each Lender hereby notifies the Credit Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

Section 10.15.No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Credit Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Credit Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16.Location of Closing.  All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 10.17.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.18.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i)none of the Administrative Agent, the Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments, and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments, or this Agreement.

(c)The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC, a Delaware limited liability company, its General Partner
By:	NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation, its Sole Member
By:	_/s/ Matt McGraner____________
Name:	Matt McGraner________________
Title:	Authorized Signatory___________

[Signatures Continue on the Following Page]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent,

By: _/s/ Ryan Almond________________________
Name:Ryan Almond___________________________
Title:Director________________________________

LENDERS:

SUNTRUST BANK

By: _/s/ Ryan Almond ________________________
Name:Ryan Almond____________________________
Title:Director ________________________________

[Signatures Continue on the Following Page]

LENDERS:

RAYMOND JAMES BANK, N.A.

By: _/s/ Ted A. Long_________________________
Name:Ted A. Long____________________________
Title:      Senior Vice President_____________________

[Signatures Continue on the Following Page]

The Parent, as Guarantor, hereby joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.1, 5.2, 5.15, 7.5 and 7.7 of this Agreement.

NEXPOINT RESIDENTIAL TRUST, INC.,
a Maryland corporation

By: _/s/ Matt McGraner________________________
Name: Matt McGraner_________________________
Title: Authorized Signatory_____________________

SCHEDULE I

Applicable Margin

Level	Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
I	<55%	2.00%	1.00%
II	>55% and <60%	2.25%	1.25%
III	>60%	2.50%	1.50%

SCHEDULE II

Commitment Amounts

Lender	Revolving Commitment Amount
SunTrust Bank	$55,000,000.00
Raymond James Bank, N.A.	$20,000,000.00

SCHEDULE III

Mortgaged Properties

Mortgage Borrower	Mortgage Lender
FRBH Arbors, LLC	Freddie Mac
FRBH CP, LLC	Freddie Mac
FRBH Eaglecrest, LLC	Freddie Mac
FRBH Silverbrook, LLC	Freddie Mac
FRBH Edgewater Owner, LLC	Freddie Mac
FRBH Beechwood, LLC	Freddie Mac
FRBH Abbington, LLC	Freddie Mac
FRBH Willow Grove, LLC	Freddie Mac
FRBH Woodbridge, LLC	Freddie Mac
FRBH Duck Creek, LLC	Freddie Mac
FRBH Sabal Park, LLC	Freddie Mac
FRBH Courtney Cove, LLC	Freddie Mac
HRTBH Timber Creek, LLC	Freddie Mac
NXRTBH Radbourne Lake, LLC	Freddie Mac
NXRTBH Sabal Palms, LLC	Freddie Mac
NXRTBH Steeplechase, LLC	Freddie Mac
NXRTBH Cornerstone Owner, LLC	Freddie Mac
NXRTBH Barrington Mill Owner, LLC	Freddie Mac
NXRTBH Dana Point, LLC	Freddie Mac
NXRTBH Heatherstone, LLC	Freddie Mac
NXRTBH Versailles, LLC	Freddie Mac
NXRTBH Bayberry, LLC	Freddie Mac
NXRTBH Madera, LLC	Freddie Mac
NXRTBH Foothill, LLC	Freddie Mac
NXRTBH Vanderbilt, LLC	Freddie Mac
NXRTBH CityView, LLC	Fannie Mae
NXRTBH Colonnade, LLC	Freddie Mac
NXRTBH Hollister, LLC	Freddie Mac
NXRTBH Old Farm, LLC	Freddie Mac
NXRTBH Old Farm II, LLC	Freddie Mac
NXRTBH Stone Creek, LLC	Freddie Mac
NXRTBH Rockledge, LLC	Freddie Mac
NXRTBH Atera I, LLC	Freddie Mac
NXRTBH Atera II, LLC	Freddie Mac
NXRT Cedar Pointe, LLC	Freddie Mac
Pear Ridge Partners, LLC	Freddie Mac
SOF Brandywine I Owner, L.P.	Freddie Mac
SOF Brandywine II Owner, L.P.	Freddie Mac

SCHEDULE IV

Litigation Disclosures

None.

SCHEDULE V

Subsidiaries; Ownership of Mortgaged Properties

[see following page]

Pledgor	Issuer	% Owned*	% Pledged
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%
FRBH Edgewater JV, LLC	FRBH Edgewater Owner, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Abbington, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%
Freedom Duck Creek, LLC	FRBH Duck Creek, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Dana Point, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Heatherstone, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%
NXRTBH AZ2, LLC	NXRTBH Foothill, LLC	100%	50%
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%

Pledgor	Issuer	% Owned*	% Pledged
Freedom Miramar Apartments, LLC	NXRTBH Old Farm II, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%

In certain instances, the Borrower owns a de minimis direct or indirect interest in the Issuers or Pledgors listed above through a taxable REIT subsidiary (“TRS”) in order to maintain a pre-existing tax partnership for IRS purposes, which is not reflected on the above-listed schedule.  In each case, the interest owned through the TRS is 1% or less.

VIA E-MAIL

November 19, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”), that certain August 2019 Modification of Loan Documents dated as of August 28, 2019 (the “August 2019 Modification”), that certain letter agreement dated as of September 4, 2019 (the “September 2019 Letter Agreement”), and that certain November 2019 Modification of Loan Documents dated as of November 18, 2019 (the “November 2019 Modification”; collectively, with the September 2019 Letter Agreement, the August 2019 Modification, the June 2019 Letter Agreement, and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Borrowers’ request for Incremental Commitments (as defined therein; and in addition to those obtained in connection with prior requests) in an aggregate amount equal to $75,000,000.00 (the “November 2019 Incremental Commitments”) pursuant to Section 2.23 thereof (the “November 2019 Increase”).

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Borrower has previously requested and obtained the Subject Increases in the Revolving Commitments, as referenced in the June 2019 Letter Agreement and the September 2019 Letter Agreement. As a result of the application and effectiveness of the November 2019 Modification, the Borrower is, as of the date hereof, entitled to request up to $75,000,000.00 in additional Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

Borrower has notified the Agent and Lenders of its intention to request the November 2019 Modification pursuant to the terms of Section 2.23 of the Credit Agreement. This Letter Agreement constitutes Borrower’s written request for the November 2019 Increase and Borrower’s requested date for the effectiveness of the November 2019 Incremental Commitments is November 19, 2019 (the “Requested Increase Date”). The Agent hereby acknowledges receipt of the request for the November 2019 Increase.

Each of SunTrust Bank and KeyBank National Association, both current Lenders under the Credit Agreement, have, in connection with Borrower’s request for the November 2019 Incremental Commitments and subject to the terms and conditions set forth in this Letter Agreement and Section 2.23(b) of the Credit Agreement, agreed to provide Incremental Commitments thereunder in amounts equal to $37,500,000.00 each (collectively, the full amount of the requested November 2019 Incremental Commitments).

As a result of the Incremental Commitments set forth above, Schedule II attached to the Credit Agreement shall be automatically modified to read as provided on Exhibit A attached hereto.

The effectiveness of the November 2019 Incremental Commitments as of the Requested Increase Date is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the November 2019 Incremental Commitments), and each of SunTrust Bank and KeyBank National Association;

(b)	evidence of appropriate corporate authorization on the part of the Borrower with respect to such November 2019 Incremental Commitments in form and substance acceptable to the Agent;
(c)

a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Agent (i) certifying that each of the conditions in Section 2.23(a) has been satisfied (except as expressly waived in this Letter Agreement), (ii) providing calculations showing pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all November 2019 Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance, (iii) certifying as to no existing Defaults or Events of Default under the Credit Agreement; and

(d)	payment by Borrower to Agent, SunTrust Bank, and KeyBank National Association of the arranger and/or commitment fees separately agreed to between Borrower and such parties.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a) except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b) nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents;

(d)the clarification that, to the extent the Borrower obtains, directly or indirectly, an ownership interest in one or more of the parcels of real property described on Exhibit B attached hereto, that such real property shall constitute “Mortgaged Properties” under the Credit Agreement (the “New Mortgaged Properties”), any Subsidiaries of the Borrower owning such New Mortgaged Properties shall constitute Collateral Subsidiaries under the Credit Agreement (the “New Collateral Subsidiaries”), and that, promptly following the obtaining of any such ownership interest (and, in any case, within three (3) Business Days following same), the Borrower and such New Collateral Subsidiaries shall enter into such documents and agreements as may be required by the Administrative Agent to document the addition of the New Mortgaged Properties as Mortgaged Properties under the Credit Agreement and, as necessary, joining the New Collateral Subsidiaries as pledgors under the relevant Collateral Documents; and

(e)except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any further Incremental Commitment or any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the modifications set forth in this Letter Agreement, Borrower and Guarantors, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, SunTrust Bank, and KeyBank National Association with respect to the November 2019 Incremental Commitments and the Borrower, Guarantor, SunTrust Bank, and KeyBank National Association are willing to acknowledge, consent and agree to the terms set forth herein with respect to the November 2019 Incremental Commitments and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP, keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The November 2019 Incremental Commitments of SunTrust Bank and KeyBank National Association shall each be deemed effective as of the Requested Increase Date to the extent the all of the conditions precedent noted above are satisfied on or prior thereto. To the extent such conditions precedent are not satisfied as of such date, this Letter Agreement shall be of no further force or effect except to the extent extended or otherwise agreed to by the Agent, SunTrust Bank, KeyBank National Association, Borrower, and each Guarantor.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent

By: /s/ Ryan Almond

Name: Ryan Almond

Title:Director

The undersigned hereby accept, and acknowledge the terms and conditions set forth above in this Letter Agreement with respect to the November 2019 Incremental Commitments:

SUNTRUST BANK, as a Lender

By: /s/ Ryan Almond

Name:Ryan Almond

Title:Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Christopher T. Neil

Name:Christopher T. Neil

Title:Senior Banker

The undersigned hereby request, accept, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the November 2019 Incremental Commitments:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner____________

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

GUARANTORS:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner____________

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

REVISED SCHEDULE II OF CREDIT AGREEMENT

Commitment Amounts

SunTrust Bank	$ 102,500,000	45.5555555556%
Key Bank	$ 62,500,000	27.7777777778%
Raymond James	$ 30,000,000	13.3333333333%
Chemical Bank	$ 15,000,000	6.6666666667%
Synovus Bank	$ 15,000,000	6.6666666667%
Total	$ 225,000,000	100.0000000000%

EXHIBIT B

NEW MORTGAGED PROPERTIES

New Mortgage Borrower / Collateral Subsidiary	New Mortgaged Property	New Mortgage Lender
NXRT Bloom, LLC	7075 W. GOWAN ROAD, LAS VEGAS, NEVADA	Freddie Mac
NXRT Torreyana, LLC	5155 S. TORREY PINES DRIVE, LAS VEGAS, NEVADA	Freddie Mac
NXRT Bella Solara, LLC	7101 SMOKE RANCH ROAD, LAS VEGAS, NEVADA	Freddie Mac

VIA E-MAIL

November 20, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”), that certain August 2019 Modification of Loan Documents dated as of August 28, 2019 (the “August 2019 Modification”), that certain letter agreement dated as of September 4, 2019 (the “September 2019 Letter Agreement”), that certain November 2019 Modification of Loan Documents dated as of November 18, 2019 (the “November 2019 Modification”), and that certain letter agreement dated as of November 19, 2019 concerning the effectiveness of certain Incremental Commitments (the “November 2019 Incremental Commitments Letter Agreement”; collectively, with the November 2019 Modification, the September 2019 Letter Agreement, the August 2019 Modification, the June 2019 Letter Agreement, and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the addition of certain Mortgaged Properties and Collateral Subsidiaries under the Credit Agreement and Loan Documents.

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Effective as of November 20, 2019, Borrower has acquired an ownership interest in the real properties described on Exhibit A attached hereto (the “New Mortgaged Properties”). The New Mortgaged Properties are owned by the respective Subsidiaries of the Borrower described on such Exhibit A (the “New Collateral Subsidiaries”) and are subject to the terms of those certain loan agreements or other financing arrangements also described on such Exhibit A (collectively, the “New Senior Credit Agreements”).

The Borrower and each of the New Collateral Subsidiaries hereby acknowledge and agree that: (a) the New Mortgaged Properties constitute Mortgaged Properties, as such term is used in the Credit Agreement;  (b) each of the New Collateral Subsidiaries constitute Collateral Subsidiaries, as such term is used in the Credit Agreement; and (c) that the New Senior Credit Agreements constitute Senior Credit Agreements under the Credit Agreement and the loans and indebtedness evidenced thereby constitute Senior Loans under the Credit Agreement.  In furtherance of the foregoing, the undersigned parties hereby agree as follows (collectively, the “Subject Modifications, Agreements, and Joinders”):

(a)	Schedule III attached to the Credit Agreement is hereby deleted in its entirety and replaced with the document attached hereto as Exhibit B;
(b)	Schedule V attached to the Credit Agreement is hereby deleted in its entirety and replaced with the document attached hereto as Exhibit C;

(c)

each of the parties owning equity interests in the New Collateral Subsidiaries (the “New Pledgors”) shall, concurrently with the execution and delivery of this Letter Agreement, execute a joinder in the form attached as Exhibit B to the Equity Interests Pledge Agreement documenting their joinder to the Equity Interests Pledge Agreement;

(d)

each of the New Pledgors, by its execution hereof, hereby: (i) is joined as a party to the Pledge Agreement with the same force and effect as if originally named therein as a “Pledgor” thereunder; (ii) confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Pledge Agreement; and (iii) represents and warrants that each of the representations and warranties contained in the Pledge Agreement is true and correct on and as the date hereof as if made on and as of such date, except to the extent any such representation or warranty (including any such representation or warranty contained in the Credit Agreement) was expressly made as of an earlier date, in which case such representation or warranty was true and correct as of such earlier date; and (iv) agrees that until receipt of written notice from the Agent that the Pledge Agreement has been terminated, it shall (and shall, as applicable, cause each party that is a new Issuer under the Pledge Agreement (each, a “New Issuer” to): (A) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, pay to the Agent all amounts then due and thereafter as they become due to the applicable Pledgor with respect to the “Collateral” under the Pledge Agreement; (B) upon the receipt of notice from the Agent that the Agent (or any successor or assign of the Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Agent of the Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Agent (or any such successor and assign of the Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; and (C) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, to the extent provided in the Pledge Agreement, comply with the instructions of the Agent in connection with the exercise of the Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from any Borrower or any other Person;

(e)

each New Issuer, by its execution hereof, hereby (i) agrees that such Issuer has no knowledge of any Lien or other security interest in the Pledged Interest (other than the Agent’s) that has not been terminated on or prior to the date hereof and the registered pledgee of the Pledged Interests on the books of such Issuer is SunTrust Bank, as Agent, and there is no other pledge currently registered on the books and records of such Issuer with respect to the Pledged Interests under Pledge Agreement; and (ii) agrees that until receipt of written notice from the Agent that the Pledge Agreement has been terminated, it shall: (A) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, pay to the Agent all amounts then due and thereafter as they become due to the applicable Pledgor with respect to the “Collateral” under the Pledge Agreement; (B) upon the receipt of notice from the Agent that the Agent (or any successor or assign of the Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Agent of the Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Agent (or any such successor and assign of the Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; and (C) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, to the extent provided in the Pledge Agreement, comply with the instructions of the Agent in connection with the exercise of the Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from any Borrower or any other Person; and

(f)	Schedules I and II to the Pledge Agreement are hereby deleted in their entirety and replaced with the documents attached hereto as Exhibits D and E, respectively.

The effectiveness of this Letter Agreement and the Subject Modifications, Agreements, and Joinders set forth herein is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the Subject Modifications, Agreements, and Joinders), the Agent (on behalf of the Lenders, as authorized pursuant to the terms of the November 2019 Modification), and the New Pledgors;

(b)

evidence of appropriate corporate authorization on the part of the Borrower, Guarantor, and New Pledgors with respect to this Letter Agreement and the Subject Modifications, Agreements, and Joinders in form and substance acceptable to the Agent; and

(c)

payment by Borrower to Agent of the costs and expenses of Agent incurred in connection with the negotiation, preparation, and final documentation of this Letter Agreement and matters related to the Subject Modifications, Agreements, and Joinders.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a)	except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b)	nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)

this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents; and

(d)

except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the Subject Modifications, Agreements, and Joinders documented and provided herein, Borrower and Guarantor, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, Agent, and New Pledgors with respect to the Subject Modifications, Agreements, and Joinders and such parties are willing to acknowledge, consent and agree to the terms set forth herein with respect to the Subject Modifications, Agreements, and Joinders and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP,

keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The Subject Modifications, Agreements, and Joinders shall be deemed effective as of the date of this Letter Agreement upon the satisfaction of all conditions precedent referenced herein.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent

By: /s/ Ryan Almond

Name:Ryan Almond

Title:Director

The undersigned hereby request, accept, agree to, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the Subject Modifications, Agreements, and Joinders:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner
Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

GUARANTOR:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner
Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

NEW PLEDGORS:

NXRT PEMBROKE OWNER, LLC,

a Delaware limited liability company

By:NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership, its Sole Member

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

NXRT BRENTWOOD OWNER, LLC,

a Delaware limited liability company

By:NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership, its Sole Member

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

NEW ISSUERS:

NXRT PEMBROKE, LLC,

a Delaware limited liability company

By:NXRT PEMBROKE OWNER, LLC,

a Delaware limited liability company

By:NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership, its Sole Member

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

NXRT BRENTWOOD, LLC,

a Delaware limited liability company

NXRT BRENTWOOD OWNER, LLC,

a Delaware limited liability company

By:NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership, its Sole Member

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:/s/ Matt McGraner

Name:Matt McGraner

Title:Executive Vice President and Chief Investment Officer

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

NEW MORTGAGED PROPERTIES, COLLATERAL SUBSIDIARIES,

AND SENIOR CREDIT AGREEMENTS

New Mortgage Borrower / Collateral Subsidiary	New Mortgaged Property	New Mortgage Lender
NXRT Bloom, LLC	7075 W. GOWAN ROAD, LAS VEGAS, NEVADA	Freddie Mac
NXRT Torreyana, LLC	5155 S. TORREY PINES DRIVE, LAS VEGAS, NEVADA	Freddie Mac
NXRT Bella Solara, LLC	7101 SMOKE RANCH ROAD, LAS VEGAS, NEVADA	Freddie Mac

EXHIBIT B

SCHEDULE III TO CREDIT AGREEMENT

Mortgaged Properties

Mortgage Borrower	Mortgage Lender
FRBH Arbors, LLC	Freddie Mac
FRBH CP, LLC	Freddie Mac
FRBH Eaglecrest, LLC	Freddie Mac
FRBH Silverbrook, LLC	Freddie Mac
FRBH Beechwood, LLC	Freddie Mac
FRBH Willow Grove, LLC	Freddie Mac
FRBH Woodbridge, LLC	Freddie Mac
FRBH Sabal Park, LLC	Freddie Mac
FRBH Courtney Cove, LLC	Freddie Mac
HRTBH Timber Creek, LLC	Freddie Mac
NXRTBH Radbourne Lake, LLC	Freddie Mac
NXRTBH Sabal Palms, LLC	Freddie Mac
NXRTBH Steeplechase, LLC	Freddie Mac
NXRTBH Cornerstone Owner, LLC	Freddie Mac
NXRTBH Barrington Mill Owner, LLC	Freddie Mac
NXRTBH Versailles, LLC	Freddie Mac
NXRTBH Bayberry, LLC	Freddie Mac
NXRTBH Madera, LLC	Freddie Mac
NXRTBH Vanderbilt, LLC	Freddie Mac
NXRTBH CityView, LLC	Fannie Mae
NXRTBH Colonnade, LLC	Freddie Mac
NXRTBH Hollister, LLC	Freddie Mac
NXRTBH Old Farm, LLC	Freddie Mac
NXRTBH Stone Creek, LLC	Freddie Mac
NXRTBH Rockledge, LLC	Freddie Mac
NXRTBH Atera I, LLC	Freddie Mac
NXRTBH Atera II, LLC	Freddie Mac
NXRT Cedar Pointe, LLC	Freddie Mac
Pear Ridge Partners, LLC	Freddie Mac
SOF Brandywine I Owner, L.P.	Freddie Mac
SOF Brandywine II Owner, L.P.	Freddie Mac
NXRT Pembroke, LLC	Freddie Mac
NXRT Brentwood, LLC	Freddie Mac
NXRT Bloom, LLC	Freddie Mac
NXRT Bella Solara, LLC	Freddie Mac
NXRT Torreyana, LLC	Freddie Mac

EXHIBIT C

SCHEDULE V TO CREDIT AGREEMENT

Pledgor	Issuer	% Owned*	% Pledged
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%

Pledgor	Issuer	% Owned*	% Pledged
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%
NXRT Pembroke Owner, LLC	NXRT Pembroke, LLC	100%	49.9%
NXRT Brentwood Owner, LLC	NXRT Brentwood, LLC	100%	49.9%
RTT Bloom, LLC	NXRT Bloom, LLC	100%	49.9%
RTT Bella Solara, LLC	NXRT Bella Solara, LLC	100%	49.9%
RTT Torreyana, LLC	NXRT Torreyana, LLC	100%	49.9%

In certain instances, the Borrower owns a de minimis direct or indirect interest in the Issuers or Pledgors listed above through a taxable REIT subsidiary (“TRS”) in order to maintain a pre-existing tax partnership for IRS purposes, which is not reflected on the above-listed schedule.  In each case, the interest owned through the TRS is 1% or less.

EXHIBIT D

SCHEDULE I TO PLEDGE AGREEMENT

Pledgor	Issuer	Number/ Percentage Owned	Number/ Percentage Pledged	Certificate Number
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%	N/A
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%	N/A
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%	N/A
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%	N/A
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%	N/A
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%	N/A
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%	N/A
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%	N/A
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%	N/A
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%	N/A
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%	N/A
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%	N/A
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%	N/A

FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%	N/A
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%	N/A
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%	N/A
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%	N/A
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%	N/A
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%	N/A
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%	N/A
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%	N/A
NXRT Pembroke Owner, LLC	NXRT Pembroke, LLC	100%	49.9%	N/A
NXRT Brentwood Owner, LLC	NXRT Brentwood, LLC	100%	49.9%	N/A
RTT Bloom, LLC	NXRT Bloom, LLC	100%	49.9%	N/A
RTT Bella Solara, LLC	NXRT Bella Solara, LLC	100%	49.9%	N/A
RTT Torreyana, LLC	NXRT Torreyana, LLC	100%	49.9%	N/A

EXHIBIT E

SCHEDULE II TO PLEDGE AGREEMENT

1.	UCC-1 filings to be filed in the name of each Pledgor with the Secretary of State of the State of Delaware describing the Collateral as set forth herein.
2.

Delivery to the Agent of the Certificates issued to the Pledgors as set forth in Schedule I hereto and representing 100% of the Equity Interests in each such Issuer pledged hereunder, together with an undated instrument of transfer or assignment covering such certificate duly executed in blank by the applicable Pledgor.

NOVEMBER 2019 MODIFICATION OF LOAN DOCUMENTS

THIS NOVEMBER 2019 MODIFICATION OF LOAN DOCUMENTS (this “Agreement” or “Modification”) is made effective as of November 18, 2019 (the “Effective Date”), by and among NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation (the "Guarantor"), each of the undersigned in their capacities as “Pledgors” under any one or more of the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement (each, as defined in the Credit Agreement referenced below), SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, and together with any successor Administrative Agent under the Credit Agreement (as hereinafter defined), the “Administrative Agent”), and the Lenders party to the Credit Agreement as of the date hereof.

RECITALS:

A.Reference is hereby made to that certain Revolving Credit Agreement dated as of January 28, 2019 by and among Borrower, Administrative Agent, and the Lenders party thereto (the “Original Credit Agreement”), as supplemented by that certain letter agreement dated as of June 28, 2019 concerning the exercise of the accordion feature set forth in Section 2.23 of the Original Credit Agreement (the “July 2019 Letter Agreement”), as modified by that certain August 2019 Modification of Loan Documents dated as of August 28, 2019 (the “August 2019 Modification”), and as supplemented by that certain letter agreement dated as of September 4, 2019 concerning the Borrower’s request to further exercise the accordion feature set forth in Section 2.23 of the Original Credit Agreement (the “September 2019 Letter Agreement”; collectively, with the Original Credit Agreement, the July 2019 Letter Agreement, and the August 2019 Modification, as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof and as modified hereby, the “Credit Agreement”) pursuant to which the Lenders have previously extended financing to the Borrower in the form of the Revolving Loans referenced therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

B.Guarantor has previously guaranteed the obligations of Borrower under and in connection with the Credit Agreement pursuant to the terms of that certain Guaranty Agreement dated as of January 28, 2019, as modified by the August 2019 Modification (collectively, as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof and as modified hereby, the “Guaranty”).

C.The Borrower’s obligations under the Credit Agreement have been further secured by the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement, each as referenced in the Credit Agreement, and executed and delivered by the respective Pledgors.

D.The July 2019 Letter Agreement provided for the increase, pursuant to Section 2.23 of the Credit Agreement, of the aggregate Revolving Commitments under the Credit Agreement to an aggregate amount of $125,000,000.00, the August 2019 Modification provided for the increase of the amount by which the Revolving Commitments could be increased pursuant to Section 2.23 of the Credit Agreement to an aggregate amount of $150,000,000.00, and, pursuant to the terms of the September 2019 Letter Agreement, Borrower has subsequently requested and received additional Revolving Commitments under the Credit Agreement such that the aggregate amount thereof is, as of the date of this Agreement, $150,000,000.00 (such that the accordion has been fully utilized pursuant to Section 2.23 of the Credit Agreement as in existence prior to the effectiveness of this Agreement).

E.Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders wish to modify certain terms and provisions of the Loan Documents as set forth or required herein for the purposes of, among other things, providing for an additional $75,000,000.00 increase in the amount by which the Revolving Commitments can be increased pursuant to Section 2.23 of the Credit Agreement. The Administrative Agent and Lenders are willing to agree to such modifications subject to the satisfaction of certain conditions precedent as set forth herein and subject to Borrower, Guarantor, and Pledgors making the representations and assurances hereinafter set forth.

NOW, THEREFORE, in consideration of the recitals, the mutual representations and covenants contained in this Modification and other good consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor (as applicable), Pledgors (as applicable), Administrative Agent, and the Lenders do hereby agree as follows:

1.Recitals; Terms.  The Recitals set forth above are true and correct and are made a part hereof.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2.Credit Agreement.  The Credit Agreement is hereby modified in the following respects:

(a)The definitions of the terms “Adjusted LIBO Rate” and “Loan Documents” set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing  on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1.00% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that (A) the rate referred to in clause (i) above shall not be subject to the rounding convention referenced in clause (ii) above; and (B) if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in  U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.  For purposes of this Agreement, the Adjusted LIBO Rate will not be less than zero percent (0%).

““Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, the June 2019 Letter Agreement, the August 2019 Modification, the September 2019 Letter Agreement, the November 2019 Modification, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.”

(b)The following defined terms are hereby included in the definitions contained in Section 1.1 of the Credit Agreement in their respective proper alphabetical order:

““November 2019 Incremental Commitments Letter” shall mean, to the extent the same is, at any time executed and delivered by the parties thereto, a letter agreement in the from attached to the November 2019 Modification as Exhibit E thereto and to be entered into among the Administrative Agent, SunTrust Bank, KeyBank National Association, the Borrower, and the Guarantors.”

““November 2019 Modification” shall mean that certain November 2019 Modification of Loan Documents among the Borrower, Guarantors, Lenders, and Administrative Agent dated as of November 18, 2019.”

““September 2019 Letter Agreement” shall mean that certain letter agreement dated as of September 4, 2019 among the Borrower, Guarantors, Lenders, and Administrative Agent and documentation executed and delivered in connection therewith.”

(c)The text of Section 2.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit E attached hereto (a “Notice of Borrowing”), (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing; provided, however, that with respect to any Borrowing of funds related to the Incremental Commitments of SunTrust Bank and KeyBank National Association in connection with the November 2019 Incremental Commitment Letter, such period may, in the discretion of the Administrative Agent, be reduced or waived.  Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may

request.  The aggregate principal amount of each Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6).  Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.”

(d)The text of Section 2.13(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Accrued interest on outstanding (a) Base Rate Loans shall be payable monthly in arrears on the first (1st) day of each calendar month and on the Maturity Date (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand”

(e)Clause (a)(i) of Section 2.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)“(i)the aggregate principal amount of all such Incremental Commitments made from time to time pursuant to this Section shall not result in the aggregate Revolving Commitments hereunder exceeding $225,000,000.00 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”); provided, that the parties hereto acknowledge and agree that (A) the initial aggregate amount of Revolving Commitments permitted pursuant to this provision was $125,000,000.00; (B) pursuant to the terms of the June 2019 Letter Agreement, the Revolving Commitments were, effective as of June 28, 2019, actually increased to such $125,000,000.00 amount through the effectiveness of the Incremental Commitments referenced therein; (C) effective as of August 28, 2019, pursuant to the terms of the August 2019 Modification, the aggregate amount of Revolving Commitments permitted hereunder was increased to $150,000,000.00; (D) pursuant to the September 2019 Letter Agreement, the Revolving Commitments were, effective as of September 4, 2019, actually increased to such $150,000,000.00 amount through the effectiveness of the Incremental Commitments referenced therein; (E) effective as of November 18, 2019, pursuant to the terms of the November 2019 Modification, the aggregate amount of Revolving Commitments permitted hereunder was increased to the $225,000,000.00 amount referenced above and the remaining potential increase in the Revolving Commitments available pursuant to this Section 2.23 is $75,000,000.00;”

(f)The first sentence of Section 2.23(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “The Borrower shall provide at least five (5) days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment; provided, however, that the parties hereto hereby agree that, with respect to the proposed Incremental Commitments of SunTrust Bank and KeyBank National Association to be entered into pursuant to the terms of the proposed letter agreement attached to the November 2019 Modification as Exhibit E, such notice period may, in the discretion of the Administrative Agent, be reduced to one (1) day.”

In furtherance of the foregoing, each of the parties hereto hereby consents and agrees to the terms and conditions set forth in the proposed letter agreement attached hereto as Exhibit E. After giving effect thereto, the remaining potential increase in the Revolving Commitments available pursuant to Section 2.23 shall be $0.

(g)The parties hereto hereby acknowledge and agree that the Equity Interests related to the Mortgaged Properties previously owned by FRBH Abbington, LLC and FRBH Edgewater Owner, LLC no longer constitute Mortgaged Properties under the Credit Agreement and that FRBH Edgewater JV, LLC has been released as a Pledgor under all applicable Collateral Documents. Each of the undersigned parties hereby consents to the foregoing modification and release.  In furtherance of the foregoing, Schedules III and V attached to the Credit Agreement are hereby deleted in their entirety and replaced with the documents attached to Exhibits A and B attached hereto, respectively.

3.Loan Documents Generally.  Each of the Loan Documents is hereby further amended in the following respects (to the extent the amendments set forth above have not already addressed such matters):

(a)Each reference contained in the Loan Documents to such Loan Document or any other Loan Document (as applicable), is hereby deemed to be a reference to each such document as amended and modified by this Modification (as applicable).

(b)This Modification shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

4.Conditions Precedent.  The effectiveness of the proposed modification of the Loan Documents set forth herein is conditioned upon the Administrative Agent’s receipt of the following documents, materials, confirmations and/or payments, each of which shall be in a form and substance satisfactory to the Administrative Agent:

(a)two (2) duly executed original counterparts from Borrower, Guarantor, each Pledgor, each Lender, and Administrative Agent of this Modification (together with all required acknowledgements by such parties);

(b)payment by Borrower of (i) a work fee equal to $5,000 per Lender that approves and executes this Modification on or prior to November 18, 2019; (ii) all outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel incurred in connection with the preparation, review, execution and delivery of this Modification, the documents executed in connection herewith, all other amendments, restatements, supplements or negotiations related to the Loan Documents or the Loans; and (iii) all other fees, expenses or other amounts payable by Borrower related to the Credit Agreement and/or the Loan Documents which are due and payable on the date hereof pursuant to the terms of any Loan Document;

(c)a certificate of “no change” from each of the Borrower and Guarantor certifying that such entity’s: (i) certificate of existence/good standing; and (ii) organizational documents have not been amended since the date of the closing of the Credit Agreement;

(d)a current Certificate of Existence/Good Standing for each of the Borrower and the Guarantor issued by the jurisdiction in which such entity is organized and, with respect to the Borrower, a certified copy of a currently-effective authorization to transact business in each applicable state in which such authorization is required for the ownership and operation of the properties secured by the Security Instrument;

(e)resolutions from each of the Borrower, the Guarantor, and each Pledgor authorizing and approving the modification of the Loan Documents and the other matters set forth herein;

(f)a legal opinion from counsel to the Borrower, Guarantor, and each Pledgor opining to the due authorization, execution, and effectiveness of this Modification; and

(g)such other and further items, information or materials as the Administrative Agent shall reasonably require.

5.Representations, Warranties and Acknowledgments of Borrower.  As an inducement to the Administrative Agent and Lenders to enter into this Agreement, Borrower represents, warrants, covenants and acknowledges as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Administrative Agent and Lenders have relied):

(a)Title to all collateral (including all real and personal property) in which Administrative Agent was given a lien or security interest pursuant to the Loan Documents is vested in Borrower or the applicable Pledgor subject only to those matters specifically approved in writing by Administrative Agent or expressly permitted in the applicable Loan Document(s).  No additional lien interests have been granted by Borrower or any Pledgor for any such collateral since the execution of the original Loan Documents.

(b)There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, the Guarantor, any Pledgor, or any other person or entity with respect to this Modification, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Borrower to repay the Loans or other Obligations, as the case may be.

(c)Each of Borrower, Guarantor, and each Pledgor is a duly organized and validly existing entity under and with respect to the laws of its state of organization. Each of Borrower, Guarantor, and each Pledgor has the right and power and has obtained all authorizations necessary to execute and deliver this Modification and all other documents required to be delivered as conditions precedent to the effectiveness hereof and to perform their respective obligations hereunder and under the other Loan Documents (as applicable) in accordance with their respective terms. This Modification has been duly executed and delivered by a duly authorized officer of Borrower, Guarantor, and each Pledgor.  This Modification and each of the other Loan Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of Borrower, the Guarantor, and each Pledgor (in each case, to the extent they are a party thereto), enforceable against the Borrower, Guarantor, and/or each Pledgor (as applicable) in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(d)There are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor, and/or any Pledgor which, if adversely determined, could affect Borrower’s, Guarantor’s, or any such Pledgor’s ability to perform its obligations under the Loan Documents or challenge the validity of or enforceability of, or ability of Borrower, Guarantor, and/or any such Pledgor to fulfill each of its obligations under this Modification, any of the other Loan Documents, or any of the other instruments, documents or agreements described herein, as modified and amended hereby, or the priority of any lien thereof, in any court, at law or in equity, or before any administrative agencies or other governmental authority.

(e)Borrower further represents and warrants that the ownership structure of each of the Borrower, the Guarantor, and each of the Pledgors has not been changed and each of Borrower’s, Guarantor’s, and each Pledgor’s organizational documents have not been modified or amended, in each case since the initial closing of the Credit Agreement, or have not been so changed or amended except to the extent of such amendments as have been provided to Administrative Agent in writing.

(f)Following the execution and delivery of this Modification, no Event of Default or Default exists under the Loan Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, Guarantor, and each Pledgor and contained in any of the Loan Documents are true and correct as of the date of this Modification (except to the extent any such representations or warranties expressly refer to an earlier date).

6.Reaffirmation of Collateral Document Obligations; Receipt of Modification.  The Borrower, Guarantor, and each Pledgor each hereby acknowledges receipt of a copy of this Modification and agrees that (a) each of the Collateral Documents shall continue in full force and effect in favor of the Administrative Agent and for the benefit of the Secured Parties with respect to the obligations guaranteed or secured thereby (as modified hereby), and (b) each of the Collateral Documents, as modified hereby, is hereby ratified and confirmed in all respects.

7.Future Delivery and Execution of Documents.  Each of Borrower, Guarantor, and/or each Pledgor (as applicable) will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

8.Release.  In consideration of the modifications set forth in this Modification, Borrower, Guarantor, and each Pledgor each hereby releases and holds harmless the Administrative Agent and each of the Lenders and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost, expense or liability of any kind relating to the making of the extension of credit under the Credit Agreement, the administration of same or any business communications and dealings between or among the Borrower and/or Guarantor (or either of them), on one hand, and the Administrative Agent and any Lender, on the other, concerning the Credit Agreement, the extensions of credit thereunder, or any of the Loan Documents and arising on or prior to the date hereof.

9.Defaults Under the Credit Agreement.  The failure of Borrower, Guarantor, and/or any Pledgor to perform any of their respective obligations under this Modification or any of the other Loan Documents (following any applicable notice and cure periods) or the falsity of any representation or warranty made herein or the failure of Borrower, Guarantor, and/or Pledgors to advise Administrative Agent that a representation or warranty made herein is no longer true shall, at the option of the Administrative Agent and Lenders, after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement.

10.Effectiveness.  The Loan Documents and the terms and provisions thereof, as modified and amended hereby, and the liens and security interests created thereby shall constitute and remain in full force and effect as of the execution thereof.  All of the terms of the Loan Documents, except to the extent modified herein or amended and restated in connection herewith, shall remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. Section headings in this Modification are included herein for convenience of reference only and shall not constitute a part of this Modification for any other purpose.

11.Savings Clause.  If any provision of any of this Modification or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

12.No Novation.  Borrower, Guarantor, and each Pledgor each intend for the amendments to the Loan Documents to evidence an amendment to the terms of the existing indebtedness or obligations of Borrower, Guarantor, and/or Pledgors (as and to the extent applicable) to the Administrative Agent and Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

13.Counterparts.  This Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Modification to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile or PDF by any of the parties hereto of an executed counterpart of this Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

14.Fees and Expenses.  The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent or its counsel in reviewing, negotiating, preparing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

15.Amendments; Use of Terms.  This Modification may not be supplemented, changed, waived, discharged, terminated, modified or amended except in written form executed by all parties hereto.  Wherever in this Modification any word or combination of words (including defined terms) connotes number or gender, such word or combination of words shall be deemed of such number (singular or plural) and such gender (masculine, neuter or feminine) as the context and circumstances may require.  This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors and assigns.

16.Final Agreement.  This Modification represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms.  There are no promises, terms, conditions or obligations other than those contained in this Modification.  There are no unwritten oral agreements between the parties.

17.Binding Effect.  This Modification shall become effective as of the date set forth above upon satisfaction or waiver of all of the conditions set forth in Section 4 hereof and execution and delivery of this Modification by the Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders.  Thereafter this Modification shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

18.New Mortgaged Property Letter Agreement.  The parties hereto acknowledge and agree that it is the intention of the Borrower to acquire (directly or indirectly) the real properties described on Exhibit C attached hereto and that such properties shall constitute Mortgaged Properties under the Credit Agreement (the “New Mortgaged Properties”). The Borrower agrees that it shall promptly following such acquisition (and, in any case, within three (3) Business Days following same): (a) execute and deliver a letter agreement in the form attached hereto as Exhibit D and shall cause the Guarantor and the “New Pledgors” named therein to execute and deliver such letter agreement (the “New MP Letter Agreement”); and (b) cause all conditions precedent to the New MP Letter Agreement to be fully satisfied in connection with the execution and delivery thereof (including, without limitation, the joinders to the Equity Interests Pledge Agreement required therein). The Lenders hereby acknowledge and consent to the terms and conditions set forth in the New MP Letter Agreement and hereby agree that the Agent shall be authorized to execute and deliver the New MP Letter Agreement on behalf of the Agent and Lenders.

19.Governing Law and Jurisdiction.  This Modification and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders have executed this Modification under seal on the date first above written.

BORROWER/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC, a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation, its Sole Member

By:/s/ Matt McGraner
Name:Matt McGraner

Title:Authorized Signatory

GUARANTOR/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation

By:/s/ Matt McGraner
Name:Matt McGraner

Title:Authorized Signatory

ADDITIONAL PLEDGORS:

FRBH C1 RESIDENTIAL, LLC

FRBH NASHVILLE RESIDENTIAL, LLC

FREEDOM DUCK CREEK, LLC

FRBH JAX-TPA, LLC

HRT TIMBER CREEK, LLC

NXRT RADBOURNE LAKE, LLC

NXRT SABAL PALM, LLC

NXRT STEEPLECHASE, LLC

NXRTBH CORNERSTONE, LLC

NXRTBH BARRINGTON MILL, LLC

NXRTBH NORTH DALLAS 3, LLC

NXRT BAYBERRY, LLC

NXRTBH AZ2, LLC

NXRT VANDERBILT, LLC

BH WILLOWDALE MANAGER, LLC

FRBH REGATTA BAY, LLC

NXRTBH MCMILLAN, LLC

FREEDOM MIRAMAR APARTMENTS, LLC

HRTBH NORTH ATLANTA, LLC

NXRT CRESTMONT, LLC

NXRT BRANDYWINE LP, LLC,

a Delaware limited liability company

By:/s/ Matt McGraner
Name:Matt McGraner

Title:Authorized Signatory

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent,

By: ___/s/ Ryan Almond______________________
Name:Ryan Almond
Title:Director

LENDERS:

SUNTRUST BANK

By: ___/s/ Ryan Almond______________________
Name:Ryan Almond
Title:Director

RAYMOND JAMES BANK, N.A.

By: ___/s/ Ted A. Long_______________________
Name:Ted A. Long
Title:      Senior Vice President

SYNOVUS BANK

By: ___/s/ David W. Bowman__________________
Name:David W. Bowman
Title:      Director

EXHIBIT A

SCHEDULE III TO CREDIT AGREEMENT

Mortgaged Properties

Mortgage Borrower	Mortgage Lender
FRBH Arbors, LLC	Freddie Mac
FRBH CP, LLC	Freddie Mac
FRBH Eaglecrest, LLC	Freddie Mac
FRBH Silverbrook, LLC	Freddie Mac
FRBH Beechwood, LLC	Freddie Mac
FRBH Willow Grove, LLC	Freddie Mac
FRBH Woodbridge, LLC	Freddie Mac
FRBH Sabal Park, LLC	Freddie Mac
FRBH Courtney Cove, LLC	Freddie Mac
HRTBH Timber Creek, LLC	Freddie Mac
NXRTBH Radbourne Lake, LLC	Freddie Mac
NXRTBH Sabal Palms, LLC	Freddie Mac
NXRTBH Steeplechase, LLC	Freddie Mac
NXRTBH Cornerstone Owner, LLC	Freddie Mac
NXRTBH Barrington Mill Owner, LLC	Freddie Mac
NXRTBH Versailles, LLC	Freddie Mac
NXRTBH Bayberry, LLC	Freddie Mac
NXRTBH Madera, LLC	Freddie Mac
NXRTBH Vanderbilt, LLC	Freddie Mac
NXRTBH CityView, LLC	Fannie Mae
NXRTBH Colonnade, LLC	Freddie Mac
NXRTBH Hollister, LLC	Freddie Mac
NXRTBH Old Farm, LLC	Freddie Mac
NXRTBH Stone Creek, LLC	Freddie Mac
NXRTBH Rockledge, LLC	Freddie Mac
NXRTBH Atera I, LLC	Freddie Mac
NXRTBH Atera II, LLC	Freddie Mac
NXRT Cedar Pointe, LLC	Freddie Mac
Pear Ridge Partners, LLC	Freddie Mac
SOF Brandywine I Owner, L.P.	Freddie Mac
SOF Brandywine II Owner, L.P.	Freddie Mac

EXHIBIT B

SCHEDULE V TO CREDIT AGREEMENT

Pledgor	Issuer	% Owned*	% Pledged
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%

In certain instances, the Borrower owns a de minimis direct or indirect interest in the Issuers or Pledgors listed above through a taxable REIT subsidiary (“TRS”) in order to maintain a pre-existing tax partnership for IRS purposes, which is not reflected on the above-listed schedule.  In each case, the interest owned through the TRS is 1% or less.

EXHIBIT C

NEW MORTGAGED PROPERTIES

EXHIBIT D

NEW MP LETTER AGREEMENT

[see attached]

VIA E-MAIL

November 19, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”), that certain August 2019 Modification of Loan Documents dated as of August 28, 2019 (the “August 2019 Modification”), that certain letter agreement dated as of September 4, 2019 (the “September 2019 Letter Agreement”), that certain November 2019 Modification of Loan Documents dated as of November 19, 2019 (the “November 2019 Modification”), and that certain letter agreement dated as of November 19, 2019 concerning the effectiveness of certain Incremental Commitments (the “November 2019 Incremental Commitments Letter Agreement”; collectively, with the November 2019 Modification, the September 2019 Letter Agreement, the August 2019 Modification, the June 2019 Letter Agreement, and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the addition of certain Mortgaged Properties and Collateral Subsidiaries under the Credit Agreement and Loan Documents.

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Effective as of November 19, 2019, Borrower has acquired an ownership interest in the real properties described on Exhibit A attached hereto (the “New Mortgaged Properties”). The New Mortgaged Properties are owned by the respective Subsidiaries of the Borrower described on such Exhibit A (the “New Collateral Subsidiaries”) and are subject to the terms of those certain loan agreements or other financing arrangements also described on such Exhibit A (collectively, the “New Senior Credit Agreements”).

The Borrower and each of the New Collateral Subsidiaries hereby acknowledge and agree that: (a) the New Mortgaged Properties constitute Mortgaged Properties, as such term is used in the Credit Agreement;  (b) each of the New Collateral Subsidiaries constitute Collateral Subsidiaries, as such term is used in the Credit Agreement; and (c) that the New Senior Credit Agreements constitute Senior Credit Agreements under the Credit Agreement and the loans and indebtedness evidenced thereby constitute Senior Loans under the Credit Agreement.  In furtherance of the foregoing, the undersigned parties hereby agree as follows (collectively, the “Subject Modifications, Agreements, and Joinders”):

(a)	Schedule III attached to the Credit Agreement is hereby deleted in its entirety and replaced with the document attached hereto as Exhibit B;

(b)	Schedule V attached to the Credit Agreement is hereby deleted in its entirety and replaced with the document attached hereto as Exhibit C;
(c)

each of the parties owning equity interests in the New Collateral Subsidiaries (the “New Pledgors”) shall, concurrently with the execution and delivery of this Letter Agreement, execute a joinder in the form attached as Exhibit B to the Equity Interests Pledge Agreement documenting their joinder to the Equity Interests Pledge Agreement;

(d)

each of the New Pledgors, by its execution hereof, hereby: (i) is joined as a party to the Pledge Agreement with the same force and effect as if originally named therein as a “Pledgor” thereunder; (ii) confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Pledge Agreement; and (iii) represents and warrants that each of the representations and warranties contained in the Pledge Agreement is true and correct on and as the date hereof as if made on and as of such date, except to the extent any such representation or warranty (including any such representation or warranty contained in the Credit Agreement) was expressly made as of an earlier date, in which case such representation or warranty was true and correct as of such earlier date; and (iv) agrees that until receipt of written notice from the Agent that the Pledge Agreement has been terminated, it shall (and shall, as applicable, cause each party that is a new Issuer under the Pledge Agreement (each, a “New Issuer” to): (A) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, pay to the Agent all amounts then due and thereafter as they become due to the applicable Pledgor with respect to the “Collateral” under the Pledge Agreement; (B) upon the receipt of notice from the Agent that the Agent (or any successor or assign of the Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Agent of the Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Agent (or any such successor and assign of the Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; and (C) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, to the extent provided in the Pledge Agreement, comply with the instructions of the Agent in connection with the exercise of the Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from any Borrower or any other Person;

(e)

each New Issuer, by its execution hereof, hereby (i) agrees that such Issuer has no knowledge of any Lien or other security interest in the Pledged Interest (other than the Agent’s) that has not been terminated on or prior to the date hereof and the registered pledgee of the Pledged Interests on the books of such Issuer is SunTrust Bank, as Agent, and there is no other pledge currently registered on the books and records of such Issuer with respect to the Pledged Interests under Pledge Agreement; and (ii) agrees that until receipt of written notice from the Agent that the Pledge Agreement has been terminated, it shall: (A) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, pay to the Agent all amounts then due and thereafter as they become due to the applicable Pledgor with respect to the “Collateral” under the Pledge Agreement; (B) upon the receipt of notice from the Agent that the Agent (or any successor or assign of the Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Agent of the Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Agent (or any such successor and assign of the Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; and (C) upon receipt of notice from the Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, to the extent provided in the Pledge Agreement, comply with the instructions of the Agent in connection with the exercise of the Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from any Borrower or any other Person; and

(f)	Schedules I and II to the Pledge Agreement are hereby deleted in their entirety and replaced with the documents attached hereto as Exhibits D and E, respectively.

The effectiveness of this Letter Agreement and the Subject Modifications, Agreements, and Joinders set forth herein is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the Subject Modifications, Agreements, and Joinders), the Agent (on behalf of the Lenders, as authorized pursuant to the terms of the November 2019 Modification), and the New Pledgors;

(b)

evidence of appropriate corporate authorization on the part of the Borrower, Guarantor, and New Pledgors with respect to this Letter Agreement and the Subject Modifications, Agreements, and Joinders in form and substance acceptable to the Agent; and

(c)

payment by Borrower to Agent of the costs and expenses of Agent incurred in connection with the negotiation, preparation, and final documentation of this Letter Agreement and matters related to the Subject Modifications, Agreements, and Joinders.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a)	except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b)	nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)

this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents; and

(d)

except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the Subject Modifications, Agreements, and Joinders documented and provided herein, Borrower and Guarantor, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, Agent, and New Pledgors with respect to the Subject Modifications, Agreements, and Joinders and such parties are willing to acknowledge, consent and agree to the terms set forth herein with respect to the Subject Modifications, Agreements, and Joinders and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP, keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The Subject Modifications, Agreements, and Joinders shall be deemed effective as of the date of this Letter Agreement upon the satisfaction of all conditions precedent referenced herein.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent

By: /s/ Ryan Almond

Name: Ryan Almond

Title: Director

The undersigned hereby request, accept, agree to, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the Subject Modifications, Agreements, and Joinders:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:_/s/ Brian Mitts_____________

Name:Brian Mitts_________________

Title:Chief Financial Officer_______

GUARANTOR:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:_/s/ Brian Mitts_____________

Name:Brian Mitts_________________

Title:Chief Financial Officer_______

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

NEW MORTGAGED PROPERTIES, COLLATERAL SUBSIDIARIES,

AND SENIOR CREDIT AGREEMENTS

New Mortgage Borrower / Collateral Subsidiary	New Mortgaged Property	New Mortgage Lender
NXRT Bloom, LLC	7075 W. GOWAN ROAD, LAS VEGAS, NEVADA	Freddie Mac
NXRT Torreyana, LLC	5155 S. TORREY PINES DRIVE, LAS VEGAS, NEVADA	Freddie Mac
NXRT Bella Solara, LLC	7101 SMOKE RANCH ROAD, LAS VEGAS, NEVADA	Freddie Mac

EXHIBIT B

SCHEDULE III TO CREDIT AGREEMENT

Mortgaged Properties

Mortgage Borrower	Mortgage Lender
FRBH Arbors, LLC	Freddie Mac
FRBH CP, LLC	Freddie Mac
FRBH Eaglecrest, LLC	Freddie Mac
FRBH Silverbrook, LLC	Freddie Mac
FRBH Beechwood, LLC	Freddie Mac
FRBH Willow Grove, LLC	Freddie Mac
FRBH Woodbridge, LLC	Freddie Mac
FRBH Sabal Park, LLC	Freddie Mac
FRBH Courtney Cove, LLC	Freddie Mac
HRTBH Timber Creek, LLC	Freddie Mac
NXRTBH Radbourne Lake, LLC	Freddie Mac
NXRTBH Sabal Palms, LLC	Freddie Mac
NXRTBH Steeplechase, LLC	Freddie Mac
NXRTBH Cornerstone Owner, LLC	Freddie Mac
NXRTBH Barrington Mill Owner, LLC	Freddie Mac
NXRTBH Versailles, LLC	Freddie Mac
NXRTBH Bayberry, LLC	Freddie Mac
NXRTBH Madera, LLC	Freddie Mac
NXRTBH Vanderbilt, LLC	Freddie Mac
NXRTBH CityView, LLC	Fannie Mae
NXRTBH Colonnade, LLC	Freddie Mac
NXRTBH Hollister, LLC	Freddie Mac
NXRTBH Old Farm, LLC	Freddie Mac
NXRTBH Stone Creek, LLC	Freddie Mac
NXRTBH Rockledge, LLC	Freddie Mac
NXRTBH Atera I, LLC	Freddie Mac
NXRTBH Atera II, LLC	Freddie Mac
NXRT Cedar Pointe, LLC	Freddie Mac
Pear Ridge Partners, LLC	Freddie Mac
SOF Brandywine I Owner, L.P.	Freddie Mac
SOF Brandywine II Owner, L.P.	Freddie Mac
NXRT Pembroke, LLC	Freddie Mac
NXRT Brentwood, LLC	Freddie Mac
NXRT Bloom, LLC	Freddie Mac
NXRT Bella Solara, LLC	Freddie Mac
NXRT Torreyana, LLC	Freddie Mac

EXHIBIT C

SCHEDULE V TO CREDIT AGREEMENT

Pledgor	Issuer	% Owned*	% Pledged
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%

Pledgor	Issuer	% Owned*	% Pledged
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%
NXRT Pembroke Owner, LLC	NXRT Pembroke, LLC	100%	49.9%
NXRT Brentwood Owner, LLC	NXRT Brentwood, LLC	100%	49.9%
RTT Bloom, LLC	NXRT Bloom, LLC	100%	49.9%
RTT Bella Solara, LLC	NXRT Bella Solara, LLC	100%	49.9%
RTT Torreyana, LLC	NXRT Torreyana, LLC	100%	49.9%

In certain instances, the Borrower owns a de minimis direct or indirect interest in the Issuers or Pledgors listed above through a taxable REIT subsidiary (“TRS”) in order to maintain a pre-existing tax partnership for IRS purposes, which is not reflected on the above-listed schedule.  In each case, the interest owned through the TRS is 1% or less.

EXHIBIT D

SCHEDULE I TO PLEDGE AGREEMENT

Pledgor	Issuer	Number/ Percentage Owned	Number/ Percentage Pledged	Certificate Number
FRBH C1 Residential, LLC	FRBH Arbors, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH CP, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH Eaglecrest, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	FRBH Silverbrook, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Beechwood, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Willow Grove, LLC	100%	50%	N/A
FRBH Nashville Residential, LLC	FRBH Woodbridge, LLC	100%	50%	N/A
FRBH JAX-TPA, LLC	FRBH Sabal Park, LLC	100%	50%	N/A
FRBH JAX-TPA, LLC	FRBH Courtney Cove, LLC	100%	50%	N/A
HRT Timber Creek, LLC	HRTBH Timber Creek, LLC	100%	50%	N/A
NXRT Radbourne Lake, LLC	NXRTBH Radbourne Lake, LLC	100%	50%	N/A
NXRT Sabal Palm, LLC	NXRTBH Sabal Palms, LLC	100%	50%	N/A
NXRT Steeplechase, LLC	NXRTBH Steeplechase, LLC	100%	50%	N/A
NXRTBH Cornerstone, LLC	NXRTBH Cornerstone Owner, LLC	100%	50%	N/A
NXRTBH Barrington Mill, LLC	NXRTBH Barrington Mill Owner, LLC	100%	50%	N/A
NXRTBH North Dallas 3, LLC	NXRTBH Versailles, LLC	100%	50%	N/A
NXRT Bayberry, LLC	NXRTBH Bayberry, LLC	100%	50%	N/A
NXRTBH AZ2, LLC	NXRTBH Madera, LLC	100%	50%	N/A
NXRT Vanderbilt, LLC	NXRTBH Vanderbilt, LLC	100%	50%	N/A

Pledgor	Issuer	Number/ Percentage Owned	Number/ Percentage Pledged	Certificate Number
FRBH C1 Residential, LLC	NXRTBH CityView, LLC	100%	50%	N/A
BH Willowdale Manager, LLC	NXRTBH Colonnade, LLC	100%	50%	N/A
FRBH Regatta Bay, LLC	NXRTBH Hollister, LLC	100%	50%	N/A
NXRTBH McMillan, LLC	NXRTBH Old Farm, LLC	100%	50%	N/A
FRBH C1 Residential, LLC	NXRTBH Stone Creek, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Rockledge, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Atera I, LLC	100%	50%	N/A
HRTBH North Atlanta, LLC	NXRTBH Atera II, LLC	100%	50%	N/A
NexPoint Residential Trust Operating Partnership, L.P.	NXRT Cedar Pointe, LLC	100%	50%	N/A
NXRT Crestmont, LLC	Pear Ridge Partners, LLC	100%	50%	N/A
NXRT Brandywine LP, LLC	SOF Brandywine I Owner, L.P.	100%	50%	N/A
NXRT Brandywine LP, LLC	SOF Brandywine II Owner, L.P.	100%	50%	N/A
NXRT Pembroke Owner, LLC	NXRT Pembroke, LLC	100%	49.9%	N/A
NXRT Brentwood Owner, LLC	NXRT Brentwood, LLC	100%	49.9%	N/A
RTT Bloom, LLC	NXRT Bloom, LLC	100%	49.9%	N/A
RTT Bella Solara, LLC	NXRT Bella Solara, LLC	100%	49.9%	N/A
RTT Torreyana, LLC	NXRT Torreyana, LLC	100%	49.9%	N/A

EXHIBIT E

SCHEDULE II TO PLEDGE AGREEMENT

1.	UCC-1 filings to be filed in the name of each Pledgor with the Secretary of State of the State of Delaware describing the Collateral as set forth herein.
2.

Delivery to the Agent of the Certificates issued to the Pledgors as set forth in Schedule I hereto and representing 100% of the Equity Interests in each such Issuer pledged hereunder, together with an undated instrument of transfer or assignment covering such certificate duly executed in blank by the applicable Pledgor.

EXHIBIT E

INCREMENTAL COMMITMENTS LETTER AGREEMENT

[see attached]

VIA E-MAIL

November 20, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”), that certain August 2019 Modification of Loan Documents dated as of August 28, 2019 (the “August 2019 Modification”), that certain letter agreement dated as of September 4, 2019 (the “September 2019 Letter Agreement”), and that certain November 2019 Modification of Loan Documents dated as of November 20, 2019 (the “November 2019 Modification”; collectively, with the September 2019 Letter Agreement, the August 2019 Modification, the June 2019 Letter Agreement, and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Borrowers’ request for Incremental Commitments (as defined therein; and in addition to those obtained in connection with prior requests) in an aggregate amount equal to $75,000,000.00 (the “November 2019 Incremental Commitments”) pursuant to Section 2.23 thereof (the “November 2019 Increase”).

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Borrower has previously requested and obtained the Subject Increases in the Revolving Commitments, as referenced in the June 2019 Letter Agreement and the September 2019 Letter Agreement. As a result of the application and effectiveness of the November 2019 Modification, the Borrower is, as of the date hereof, entitled to request up to $75,000,000.00 in additional Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

Borrower has notified the Agent and Lenders of its intention to request the November 2019 Modification pursuant to the terms of Section 2.23 of the Credit Agreement. This Letter Agreement constitutes Borrower’s written request for the November 2019 Increase and Borrower’s requested date for the effectiveness of the November 2019 Incremental Commitments is November 20, 2019 (the “Requested Increase Date”). The Agent hereby acknowledges receipt of the request for the November 2019 Increase.

Each of SunTrust Bank and KeyBank National Association, both current Lenders under the Credit Agreement, have, in connection with Borrower’s request for the November 2019 Incremental Commitments and subject to the terms and conditions set forth in this Letter Agreement and Section 2.23(b) of the Credit Agreement, agreed to provide Incremental Commitments thereunder in amounts equal to $37,500,000.00 each (collectively, the full amount of the requested November 2019 Incremental Commitments).

As a result of the Incremental Commitments set forth above, Schedule II attached to the Credit Agreement shall be automatically modified to read as provided on Exhibit A attached hereto.

The effectiveness of the November 2019 Incremental Commitments as of the Requested Increase Date is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the November 2019 Incremental Commitments), and each of SunTrust Bank and KeyBank National Association;

(b)	evidence of appropriate corporate authorization on the part of the Borrower with respect to such November 2019 Incremental Commitments in form and substance acceptable to the Agent;
(c)

a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Agent (i) certifying that each of the conditions in Section 2.23(a) has been satisfied (except as expressly waived in this Letter Agreement), (ii) providing calculations showing pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all November 2019 Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance, (iii) certifying as to no existing Defaults or Events of Default under the Credit Agreement; and

(d)	payment by Borrower to Agent, SunTrust Bank, and KeyBank National Association of the arranger and/or commitment fees separately agreed to between Borrower and such parties.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a) except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b) nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents;

(d)the clarification that, to the extent the Borrower obtains, directly or indirectly, an ownership interest in one or more of the parcels of real property described on Exhibit B attached hereto, that such real property shall constitute “Mortgaged Properties” under the Credit Agreement (the “New Mortgaged Properties”), any Subsidiaries of the Borrower owning such New Mortgaged Properties shall constitute Collateral Subsidiaries under the Credit Agreement (the “New Collateral Subsidiaries”), and that, promptly following the obtaining of any such ownership interest (and, in any case, within three (3) Business Days following same), the Borrower and such New Collateral Subsidiaries shall enter into such documents and agreements as may be required by the Administrative Agent to document the addition of the New Mortgaged

Properties as Mortgaged Properties under the Credit Agreement and, as necessary, joining the New Collateral Subsidiaries as pledgors under the relevant Collateral Documents; and

(e)except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any further Incremental Commitment or any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the modifications set forth in this Letter Agreement, Borrower and Guarantors, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, SunTrust Bank, and KeyBank National Association with respect to the November 2019 Incremental Commitments and the Borrower, Guarantor, SunTrust Bank, and KeyBank National Association are willing to acknowledge, consent and agree to the terms set forth herein with respect to the November 2019 Incremental Commitments and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP, keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The November 2019 Incremental Commitments of SunTrust Bank and KeyBank National Association shall each be deemed effective as of the Requested Increase Date to the extent the all of the conditions precedent noted above are satisfied on or prior thereto. To the extent such conditions precedent are not satisfied as of such date, this Letter Agreement shall be of no further force or effect except to the extent extended or otherwise agreed to by the Agent, SunTrust Bank, KeyBank National Association, Borrower, and each Guarantor.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent

By: /s/ Ryan Almond

Name: Ryan Almond

Title: Director

The undersigned hereby accept, and acknowledge the terms and conditions set forth above in this Letter Agreement with respect to the November 2019 Incremental Commitments:

SUNTRUST BANK, as a Lender

By: /s/ Ryan Almond

Name: Ryan Almond

Title: Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

The undersigned hereby request, accept, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the November 2019 Incremental Commitments:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

GUARANTORS:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

REVISED SCHEDULE II OF CREDIT AGREEMENT

Commitment Amounts

SunTrust Bank	$ 102,500,000	45.5555555556%
Key Bank	$ 62,500,000	27.7777777778%
Raymond James	$ 30,000,000	13.3333333333%
Chemical Bank	$ 15,000,000	6.6666666667%
Synovus Bank	$ 15,000,000	6.6666666667%
Total	$ 225,000,000	100.0000000000%

EXHIBIT B

NEW MORTGAGED PROPERTIES

VIA E-MAIL

September 4, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”) and that certain August 2019 Modification of Loan Documents (the “August 2019 Modification”; collectively, with the June 2019 Letter Agreement and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Borrowers’ request for Incremental Commitments (as defined therein; and in addition to those obtained in connection with the June 2019 Letter Agreement) in an aggregate amount equal to $25,000,000.00 (the “September 2019 Incremental Commitments”) pursuant to Section 2.23 thereof (the “September 2019 Increase”).

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Borrower has previously requested and obtained the Subject Increase in the Revolving Commitments, as referenced in the June 2019 Letter Agreement. As a result of the application and effectiveness of the August 2019 Modification, the Borrower is, as of the date hereof, entitled to request up to $25,000,000.00 in additional Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

Borrower has notified the Agent and Lenders of its intention to request the September 2019 Increase pursuant to the terms of Section 2.23 of the Credit Agreement. This Letter Agreement constitutes Borrower’s written request for the September 2019 Increase and Borrower’s requested date for the effectiveness of the September 2019 Incremental Commitments is September 10, 2019 (the “Requested Increase Date”). The Agent hereby acknowledges receipt of the request for the September 2019 Increase.

KeyBank National Association (the “New Lender”), in connection with Borrower’s request for the September 2019 Incremental Commitments and subject to the terms and conditions set forth in this Letter Agreement and Section 2.23(b) of the Credit Agreement, has agreed to be an Additional Lender under the Credit Agreement and to provide Incremental Commitments thereunder in an amount equal to $25,000,000.00 (the full amount of the requested September 2019 Incremental Commitments) pursuant to the terms of a Lender Joinder Agreement executed and delivered in connection with this Letter Agreement.

As a result of the Incremental Commitments set forth above, Schedule II attached to the Credit Agreement shall be automatically modified to read as provided on Exhibit A attached hereto.

The effectiveness of the September 2019 Incremental Commitments as of the Requested Increase Date is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the September 2019 Incremental Commitments), and the New Lender;

(b)	the receipt by Agent of an originally-executed Lender Joinder Agreement dated as of the date of this Letter Agreement and otherwise in form and substance satisfactory to the Agent;
(c)	the receipt by Agent of an originally executed Note dated as of the date of this Letter Agreement and payable to New Lender;
(d)	evidence of appropriate corporate authorization on the part of the Borrower with respect to such September 2019 Incremental Commitments in form and substance acceptable to the Agent;
(e)

a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Agent (i) certifying that each of the conditions in Section 2.23(a) has been satisfied (except as expressly waived in this Letter Agreement), (ii) providing calculations showing pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all September 2019 Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance, (iii) certifying as to no existing Defaults or Events of Default under the Credit Agreement; and

(f)	payment by Borrower to Agent and New Lender of the arranger and commitment fees separately agreed to between Borrower and the Agent and/or New Lender.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a) except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b) nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents; and

(d)except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any further Incremental Commitment or any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the modifications set forth in this Letter Agreement, Borrower and Guarantors, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, and New Lender with respect to the September 2019 Incremental Commitments and the Borrower, Guarantor, and New Lender are willing to acknowledge, consent and agree to the terms set forth herein with respect to the September 2019 Incremental Commitments and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP, keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The September 2019 Incremental Commitments of the New Lender shall each be deemed effective as of the Requested Increase Date to the extent the all of the conditions precedent noted above are satisfied on or prior thereto. To the extent such conditions precedent are not satisfied as of such date, this Letter Agreement shall be of no further force or effect except to the extent extended or otherwise agreed to by the Agent, New Lender, Borrower, and each Guarantor.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent and as a Lender

By: /s/ Ryan Almond

Name: Ryan Almond

Title:Director

The undersigned hereby accept, and acknowledge the terms and conditions set forth above in this Letter Agreement with respect to the September 2019 Incremental Commitments:

KEYBANK NATIONAL ASSOCIATION, as New Lender

By: /s/ Christopher T. Neil

Name: Christopher T. Neil

Title: Senior Banker

The undersigned hereby request, accept, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the September 2019 Incremental Commitments:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

GUARANTORS:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

REVISED SCHEDULE II OF CREDIT AGREEMENT

Commitment Amounts

Lender	Revolving Commitment Amount	% of Total
SunTrust Bank	$80,000,000	53.333333333%
Raymond James Bank, N.A.	$30,000,000	20.000000000%
Synovus Bank	$15,000,000	10.000000000%
KeyBank National Association	$25,000,000.00	16.666666667%

VIA E-MAIL

September 4, 2019

c/o NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Telephone No. (972) 419-6229

Email: mmcgraner@highlandcapital.com

and:

Attention: Brian Mitts, Chief Financial Officer

Telephone No. (972) 419-2556

Email: bmitts@nexpointadvisors.com)

Re:

Letter Agreement (the “Letter Agreement”) concerning that certain Revolving Credit Agreement dated as of January 28, 2019 (the “Original Credit Agreement”) among NexPoint Residential Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and SunTrust Bank, as Administrative Agent (the “Agent”), as the same has been previously modified or supplemented by that certain letter agreement dated as of June 28, 2019 (the “June 2019 Letter Agreement”) and that certain August 2019 Modification of Loan Documents (the “August 2019 Modification”; collectively, with the June 2019 Letter Agreement and the Original Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Borrowers’ request for Incremental Commitments (as defined therein; and in addition to those obtained in connection with the June 2019 Letter Agreement) in an aggregate amount equal to $25,000,000.00 (the “September 2019 Incremental Commitments”) pursuant to Section 2.23 thereof (the “September 2019 Increase”).

Gentlemen:

Reference is hereby made to the above-captioned Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Borrower has previously requested and obtained the Subject Increase in the Revolving Commitments, as referenced in the June 2019 Letter Agreement. As a result of the application and effectiveness of the August 2019 Modification, the Borrower is, as of the date hereof, entitled to request up to $25,000,000.00 in additional Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

Borrower has notified the Agent and Lenders of its intention to request the September 2019 Increase pursuant to the terms of Section 2.23 of the Credit Agreement. This Letter Agreement constitutes Borrower’s written request for the September 2019 Increase and Borrower’s requested date for the effectiveness of the September 2019 Incremental Commitments is September 10, 2019 (the “Requested Increase Date”). The Agent hereby acknowledges receipt of the request for the September 2019 Increase.

KeyBank National Association (the “New Lender”), in connection with Borrower’s request for the September 2019 Incremental Commitments and subject to the terms and conditions set forth in this Letter Agreement and Section 2.23(b) of the Credit Agreement, has agreed to be an Additional Lender under the Credit Agreement and to provide Incremental Commitments thereunder in an amount equal to $25,000,000.00 (the full amount of the requested September 2019 Incremental Commitments) pursuant to the terms of a Lender Joinder Agreement executed and delivered in connection with this Letter Agreement.

As a result of the Incremental Commitments set forth above, Schedule II attached to the Credit Agreement shall be automatically modified to read as provided on Exhibit A attached hereto.

The effectiveness of the September 2019 Incremental Commitments as of the Requested Increase Date is subject to the following conditions precedent:

(a)

the receipt by Agent of originally-executed counterparts to this Letter Agreement from the Borrower, the Guarantor (for purposes of acknowledging and consenting to the terms of this Letter Agreement and the September 2019 Incremental Commitments), and the New Lender;

(b)	the receipt by Agent of an originally-executed Lender Joinder Agreement dated as of the date of this Letter Agreement and otherwise in form and substance satisfactory to the Agent;
(c)	the receipt by Agent of an originally executed Note dated as of the date of this Letter Agreement and payable to New Lender;
(d)	evidence of appropriate corporate authorization on the part of the Borrower with respect to such September 2019 Incremental Commitments in form and substance acceptable to the Agent;
(e)

a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Agent (i) certifying that each of the conditions in Section 2.23(a) has been satisfied (except as expressly waived in this Letter Agreement), (ii) providing calculations showing pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all September 2019 Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance, (iii) certifying as to no existing Defaults or Events of Default under the Credit Agreement; and

(f)	payment by Borrower to Agent and New Lender of the arranger and commitment fees separately agreed to between Borrower and the Agent and/or New Lender.

This Letter Agreement is further conditioned upon and subject to each of the following terms and conditions:

(a) except as specifically modified hereby, each of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and shall remain in force and effect;

(b) nothing herein shall in any way prejudice, impair or affect the rights and remedies of the Agent or Lenders under the Credit Agreement and/or the other Loan Documents;

(c)this Letter Agreement does not operate to waive any Default or defined Event of Default, whether now existing or hereafter arising, under the Credit Agreement or the other Loan Documents and, except as expressly stated herein, nothing contained herein does or is intended to constitute a waiver, or the creation of any agreement or commitment to provide any waiver in the future, of any Event of Default or potential Default or of the Secured Parties’ rights or remedies under the Credit Agreement and/or other Loan Documents; and

(d)except as specifically provided herein and subject to the relevant conditions precedent provided herein, nothing contained herein does or is intended to constitute an agreement or commitment by Agent or any Lender to provide any further Incremental Commitment or any release, amendment, supplement, extension, or other modification with respect to the Credit Agreement, the other Loan Documents, or the collateral held in connection therewith.

In consideration of the modifications set forth in this Letter Agreement, Borrower and Guarantors, for themselves and for each of their respective heirs, personal representatives, successors and assigns, each hereby releases and holds harmless each Secured Party and their respective officers, employees and agents, from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, in each case to the extent relating to any of the Loan Documents, the making of the Loans, the administration of the Loans or any of the Loan Documents, or any business communications and/or dealings between Borrower and/or Guarantors, on one hand, and the Secured Parties, on the other, concerning the Loans or any of the Loan Documents (in each case to the extent relating to events, conditions or circumstances arising on or prior to the date hereof).  Further, Borrower agrees to hold each Secured Party harmless and indemnify each Secured Party and their respective successors and assigns from any and all claims or causes of action arising in connection with this Letter Agreement or the Loans.

To the extent this Letter Agreement accurately reflects the requests of the Borrower, Guarantor, and New Lender with respect to the September 2019 Incremental Commitments and the Borrower, Guarantor, and New Lender are willing to acknowledge, consent and agree to the terms set forth herein with respect to the September 2019 Incremental Commitments and otherwise accept and agree to the conditions set forth in this Letter Agreement, please (a) cause each of them to execute two (2) originals of this Letter Agreement to acknowledge such acceptance and agreement, (b) send a pdf of one of the execution pages counsel for the Agent (Keith Mrochek at Troutman Sanders, LLP, keith.mrochek@troutman.com), and (c) send the original signature pages via overnight courier to Mr. Mrochek at c/o Troutman Sanders, LLP, 301 South College Street, Suite 3400, Charlotte, NC  28202, 704-998-4059 (office phone).

The September 2019 Incremental Commitments of the New Lender shall each be deemed effective as of the Requested Increase Date to the extent the all of the conditions precedent noted above are satisfied on or prior thereto. To the extent such conditions precedent are not satisfied as of such date, this Letter Agreement shall be of no further force or effect except to the extent extended or otherwise agreed to by the Agent, New Lender, Borrower, and each Guarantor.

Each of the undersigned hereby represents and warrants that he/she is duly authorized to execute and deliver this Letter Agreement to the parties hereto on behalf of the party for whom he/she has executed this Letter Agreement.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Letter Agreement by email, telecopier, or facsimile shall be effective as delivery of a manually executed counterpart thereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Letter Agreement is subject to dispute resolution as provided in the Loan Agreement.

Should you have any questions concerning the foregoing, please do not hesitate to contact us.

[remainder of page left intentionally blank – signature pages to follow]

Sincerely,

SUNTRUST BANK, as Agent and as a Lender

By: /s/ Ryan Almond

Name: Ryan Almond

Title:Director

The undersigned hereby accept, and acknowledge the terms and conditions set forth above in this Letter Agreement with respect to the September 2019 Incremental Commitments:

KEYBANK NATIONAL ASSOCIATION, as New Lender

By: /s/ Christopher T. Neil

Name:Christopher T. Neil

Title:Senior Banker

The undersigned hereby request, accept, and acknowledge (each, as applicable) the terms and conditions set forth above in this Letter Agreement with respect to the September 2019 Incremental Commitments:

BORROWER:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC,

a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

GUARANTORS:

NEXPOINT RESIDENTIAL TRUST, INC.,

a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

cc:

Wick Phillips Gould & Martin, LLP

3131 McKinney, Suite 100

Dallas, Texas 75204

Attention: D.C. Sauter

Telephone No. (214) 740-4043

Email: dcsauter@wickphillips.com)

EXHIBIT A

REVISED SCHEDULE II OF CREDIT AGREEMENT

Commitment Amounts

Lender	Revolving Commitment Amount	% of Total
SunTrust Bank	$80,000,000	53.333333333%
Raymond James Bank, N.A.	$30,000,000	20.000000000%
Synovus Bank	$15,000,000	10.000000000%
KeyBank National Association	$25,000,000.00	16.666666667%

AUGUST 2019 MODIFICATION OF LOAN DOCUMENTS

THIS AUGUST 2019 MODIFICATION OF LOAN DOCUMENTS (this “Agreement” or “Modification”) is made effective as of August 28, 2019 (the “Effective Date”), by and among NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation ("Guarantor"), each of the undersigned in their capacities as “Pledgors” under any one or more of the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement (each, as defined in the Credit Agreement referenced below), SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, and together with any successor Administrative Agent under the Credit Agreement (as hereinafter defined), the “Administrative Agent”), and the Lenders party to the Credit Agreement as of the date hereof.

RECITALS:

A.Reference is hereby made to that certain Revolving Credit Agreement dated as of January 28, 2019 by and among Borrower, Administrative Agent, and the Lenders party thereto (the “Original Credit Agreement”), as supplemented by that certain letter agreement dated as of June 28, 2019 concerning the exercise of the accordion feature set forth in Section 2.23 of the Original Credit Agreement (the “July 2019 Letter Agreement”; collectively, with the Original Credit Agreement, as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof and as modified hereby, the “Credit Agreement”) pursuant to which the Lenders have previously extended financing to the Borrower in the form of the Revolving Loans referenced therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

B.Guarantor has previously guaranteed the obligations of Borrower under and in connection with the Credit Agreement pursuant to the terms of that certain Guaranty Agreement dated as of January 28, 2019 (as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof and as modified hereby, the “Guaranty”).

C.The Borrower’s obligations under the Credit Agreement have been further secured by the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement, each as referenced in the Credit Agreement, and executed and delivered by the respective Pledgors.

D.The July 2019 Letter Agreement provided for the increase, pursuant to Section 2.23 of the Credit Agreement, of the aggregate Revolving Commitments under the Credit Agreement to an aggregate amount of $125,000,000.00.

E.Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders wish to modify certain terms and provisions of the Loan Documents as set forth or required herein for the purposes of, among other things, providing for an increase in the amount by which the Revolving Commitments can be increased pursuant to Section 2.23 of the Credit Agreement, clarifying or updating certain provisions contained in the Credit Agreement relating to financial covenant calculations, and revising language in the Guaranty and certain of the other Collateral Documents to clarify the obligations secured thereby. The Administrative Agent and Lenders are willing to agree to such modifications subject to the satisfaction of certain conditions precedent as set forth herein and subject to Borrower, Guarantor, and Pledgors making the representations and assurances hereinafter set forth.

NOW, THEREFORE, in consideration of the recitals, the mutual representations and covenants contained in this Modification and other good consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor (as applicable), Pledgors (as applicable), Administrative Agent, and the Lenders do hereby agree as follows:

1.Recitals; Terms.  The Recitals set forth above are true and correct and are made a part hereof.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2.Credit Agreement.  The Credit Agreement is hereby modified in the following respects:

(a)The definitions of “Adjusted EBITDA” and “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Adjusted EBITDA” means (a) EBITDA for the most recently ended calendar quarter, annualized, less (b) the Net Required Capex Reserve.”

““Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, the June 2019 Letter Agreement, the August 2019 Modification, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.”

(b)The following defined terms are hereby included in the definitions contained in Section 1.1 of the Credit Agreement in their respective proper alphabetical order:

““August 2019 Modification” shall mean that certain August 2019 Modification of Loan Documents among the Borrower, Guarantors, Lenders, and Administrative Agent dated as of August 28, 2019.”

““June 2019 Letter Agreement” shall mean that certain letter agreement dated as of June 28, 2019 among the Borrower, Guarantors, Lenders, and Administrative Agent and documentation executed and delivered in connection therewith.”

““Net Required Capex Reserve” means, as of any date of determination, an amount, not less than zero ($0.00) equal to (a) the Capital Expenditure Reserve, less (b) the amount of capital expenditure reserves already held on the Borrower’s balance sheet in the form of cash or cash equivalents.”

(c)Clauses (a) and (b) of Section 2.23 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)“(a)From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i)

(i)the aggregate principal amount of all such Incremental Commitments made from time to time pursuant to this Section shall not result in the aggregate Revolving Commitments hereunder exceeding $150,000,000.00 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”); provided, that the parties hereto acknowledge and agree that, pursuant to the terms of the June 2019 Letter Agreement, the Revolving Commitments have been, effective as of June 28, 2019, previously increased through the effectiveness of Incremental Commitments from the initial $75,000,000.00 provided by the Lenders as of the Closing Date to $125,000,000.00 and that, effective as of and following June 28, 2019, the remaining potential increase in the Revolving Commitments available pursuant to this Section 2.23 is $25,000,000.00;

(ii)

(ii)the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(iii)

(iii)at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct in all material respects;

(iv)	(iv)any Incremental Commitments provided pursuant to this Section shall be secured by the same collateral securing the pre-existing Revolving

Commitments, terminate as of the Maturity Date and otherwise be subject to the same terms, conditions, and pricing as the pre-existing Revolving Commitments; provided, that (A) any commitment or upfront fees related thereto and payable to any applicable Increasing Lender or Additional Lender shall be as may be agreed to between the Borrower and any such party; and (B) any arrangement fees related thereto and payable to Arranger shall be as may be agreed to between Borrower and Arranger in connection with such Incremental Commitments (and the effectiveness of any such Incremental Commitments shall be conditioned upon the Arranger’s approval of such arrangement fees);

(v)

(v)the Borrower and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Section 5.2 as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, and calculated as if all such Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance;

(vi)

(vi)the Borrower may not request and receive more than two (2) incremental increases in the Revolving Commitments (with all increases in such commitments entered into as of the same day being deemed a single increase) and each such incremental increase shall be in an aggregate amount of not less than $20,000,000.

(b)The Borrower shall provide at least 5 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment. Each Increasing Lender shall as soon as practicable, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.  If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment prior to the date on which the Borrower and Administrative Agent have selected allocations for any Incremental Commitments, such Lender shall be deemed to have declined to increase its Revolving Commitment. The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders.”

(d)Section 5.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)Tangible Net Worth at all times of not less than the sum of (i) $375,000,000.00, plus (ii) 90% of the net proceeds of all equity issuances of the Parent raised after the Closing Date;”

3.Pledge Agreement.  Each document constituting part of the Pledge Agreement is hereby amended in the following respects:

(a)The text of Section 1 of each document constituting part of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“Grant of Pledge. As security for the punctual payment and performance in full when due of the Obligations (including, without limitation, all Hedging Obligations owed by Borrower, Guarantor, or any other Credit Party referenced in the Credit Agreement to any Lender-Related Hedge Provider, and all Bank Product Obligations), each Pledgor does hereby grant, and pledge a continuing lien on, and security interest in, all of its right, title, and interest in and to the Collateral.”

4.Economic Interest Pledge Agreement.  The Economic Interest Pledge Agreement is hereby amended in the following respects:

(a)The text of Section 3 of the Economic Interest Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of the Obligations, including, without limitation, all Hedging Obligations owed by Borrower, Guarantor, or any other Credit Party referenced in the Credit Agreement to any Lender-Related Hedge Provider, and all Bank Product Obligations (all such obligations of Pledgor, being referred to herein, singly and collectively, as the “Secured Obligations”).”

5.Equity Proceeds Pledge Agreement.  The Equity Proceeds Pledge Agreement is hereby amended in the following respects:

(a)The definition of the term “Obligations” contained in Section 2 of the Equity Proceeds Pledge Agreement is hereby deleted in its entirety and replaced with the following:

““Obligations” shall mean all obligations, indebtedness, and liabilities of each Pledgor and Borrower to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of this Agreement and the other Loan Documents, including all of the “Obligations” referenced in the Credit Agreement (which include, without limitation, all Hedging Obligations owed by Borrower, Pledgor, or any other Credit Party referenced in the Credit Agreement to any Lender-Related Hedge Provider, and all Bank Product Obligations).”

6.Guaranty.  The Guaranty is hereby amended in the following respects:

(a)The text of Section 1 of the Guaranty is hereby deleted in its entirety and replaced with the following:

“Guaranty. Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance of all of the following when due (collectively referred to as the “Obligations”): (a) all amounts owing by the Borrower to the Administrative Agent, any Lender, or the Arranger pursuant to or in connection with the Credit Agreement or any other Loan Document or otherwise with respect to any Loan including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to the Credit Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging

Obligations owed by Borrower, Guarantor, or any other Credit Party referenced in the Credit Agreement to any Lender-Related Hedge Provider, (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing, and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of Guarantor hereunder. Notwithstanding anything in this Guaranty to the contrary, the obligations guaranteed under this Guaranty shall not include any Excluded Swap Obligations (as hereinafter defined). Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.”

7.Loan Documents Generally.  Each of the Loan Documents is hereby further amended in the following respects (to the extent the amendments set forth above have not already addressed such matters):

(a)Each reference contained in the Loan Documents to such Loan Document or any other Loan Document (as applicable), is hereby deemed to be a reference to each such document as amended and modified by this Modification (as applicable).

(b)This Modification shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

8.Conditions Precedent.  The effectiveness of the proposed modification of the Loan Documents set forth herein is conditioned upon the Administrative Agent’s receipt of the following documents, materials, confirmations and/or payments, each of which shall be in a form and substance satisfactory to the Administrative Agent:

(a)two (2) duly executed original counterparts from Borrower, Guarantor, each Pledgor, each Lender, and Administrative Agent of this Modification (together with all required acknowledgements by such parties);

(b)payment by Borrower of (i) all outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel incurred in connection with the preparation, review, execution and delivery of this Modification, the documents executed in connection herewith, all other amendments, restatements, supplements or negotiations related to the Loan Documents or the Loans; and (ii) all other fees, expenses or other amounts payable by Borrower related to the Credit Agreement and/or the Loan Documents which are due and payable on the date hereof pursuant to the terms of any Loan Document;

(c)a certificate of “no change” from each of the Borrower and Guarantor certifying that such entity’s: (i) certificate of existence/good standing; and (ii) organizational documents have not been amended since the date of the closing of the Credit Agreement;

(d)a current Certificate of Existence/Good Standing for each of the Borrower and the Guarantor issued by the jurisdiction in which such entity is organized and, with respect to the Borrower, a certified copy of a currently-effective authorization to transact business in each applicable state in which such authorization is required for the ownership and operation of the properties secured by the Security Instrument;

(e)resolutions from each of the Borrower, the Guarantor, and each Pledgor authorizing and approving the modification of the Loan Documents and the other matters set forth herein;

(f)a legal opinion from counsel to the Borrower, Guarantor, and each Pledgor opining to the due authorization, execution, and effectiveness of this Modification; and

(g)such other and further items, information or materials as the Administrative Agent shall reasonably require.

9.Representations, Warranties and Acknowledgments of Borrower.  As an inducement to the Administrative Agent and Lenders to enter into this Agreement, Borrower represents, warrants, covenants and acknowledges as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Administrative Agent and Lenders have relied):

(a)Title to all collateral (including all real and personal property) in which Administrative Agent was given a lien or security interest pursuant to the Loan Documents is vested in Borrower or the applicable Pledgor subject only to those matters specifically approved in writing by Administrative Agent or expressly permitted in the applicable Loan Document(s).  No additional lien interests have been granted by Borrower or any Pledgor for any such collateral since the execution of the original Loan Documents.

(b)There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, the Guarantor, any Pledgor, or any other person or entity with respect to this Modification, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Borrower to repay the Loans or other Obligations, as the case may be.

(c)Each of Borrower, Guarantor, and each Pledgor is a duly organized and validly existing entity under and with respect to the laws of its state of organization. Each of Borrower, Guarantor, and each Pledgor has the right and power and has obtained all authorizations necessary to execute and deliver this Modification and all other documents required to be delivered as conditions precedent to the effectiveness hereof and to perform their respective obligations hereunder and under the other Loan Documents (as applicable) in accordance with their respective terms. This Modification has been duly executed and delivered by a duly authorized officer of Borrower, Guarantor, and each Pledgor.  This Modification and each of the other Loan Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of Borrower, the Guarantor, and each Pledgor (in each case, to the extent they are a party thereto), enforceable against the Borrower, Guarantor, and/or each Pledgor (as applicable) in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(d)There are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor, and/or any Pledgor which, if adversely determined, could affect Borrower’s, Guarantor’s, or any such Pledgor’s ability to perform its obligations under the Loan Documents or challenge the validity of or enforceability of, or ability of Borrower, Guarantor, and/or any such Pledgor to fulfill each of its obligations under this Modification, any of the other Loan Documents, or any of the other instruments, documents or agreements described herein, as modified and amended hereby, or the priority of any lien thereof, in any court, at law or in equity, or before any administrative agencies or other governmental authority.

(e)Borrower further represents and warrants that the ownership structure of each of the Borrower, the Guarantor, and each of the Pledgors has not been changed and each of Borrower’s, Guarantor’s, and each Pledgor’s organizational documents have not been modified or amended, in each case since the initial closing of the Credit Agreement, or have not been so changed or amended except to the extent of such amendments as have been provided to Administrative Agent in writing.

(f)Following the execution and delivery of this Modification, no Event of Default or Default exists under the Loan Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, Guarantor, and each Pledgor and contained in any of the Loan Documents are true and correct as of the date of this Modification (except to the extent any such representations or warranties expressly refer to an earlier date).

10.Reaffirmation of Collateral Document Obligations; Receipt of Modification.  The Borrower, Guarantor, and each Pledgor each hereby acknowledges receipt of a copy of this Modification and agrees that (a) each of the Collateral Documents shall continue in full force and effect in favor of the Administrative Agent and for the benefit of the Secured Parties with respect to the obligations guaranteed or secured thereby (as modified hereby), and (b) each of the Collateral Documents, as modified hereby, is hereby ratified and confirmed in all respects.

11.Future Delivery and Execution of Documents.  Each of Borrower, Guarantor, and/or each Pledgor (as applicable) will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

12.Release.  In consideration of the modifications set forth in this Modification, Borrower, Guarantor, and each Pledgor each hereby releases and holds harmless the Administrative Agent and each of the Lenders and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost, expense or liability of any kind relating to the making of the extension of credit under the Credit Agreement, the administration of same or any business communications and dealings between or among the Borrower and/or Guarantor (or either of them), on one hand, and the Administrative Agent and any Lender, on the other, concerning the Credit Agreement, the extensions of credit thereunder, or any of the Loan Documents and arising on or prior to the date hereof.

13.Defaults Under the Credit Agreement.  The failure of Borrower, Guarantor, and/or any Pledgor to perform any of their respective obligations under this Modification or any of the other Loan Documents (following any applicable notice and cure periods) or the falsity of any representation or warranty made herein or the failure of Borrower, Guarantor, and/or Pledgors to advise Administrative Agent that a representation or warranty made herein is no longer true shall, at the option of the Administrative Agent and Lenders, after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement.

14.Effectiveness.  The Loan Documents and the terms and provisions thereof, as modified and amended hereby, and the liens and security interests created thereby shall constitute and remain in full force and effect as of the execution thereof.  All of the terms of the Loan Documents, except to the extent modified herein or amended and restated in connection herewith, shall remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. Section headings in this Modification are included herein for convenience of reference only and shall not constitute a part of this Modification for any other purpose.

15.Savings Clause.  If any provision of any of this Modification or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

16.No Novation.  Borrower, Guarantor, and each Pledgor each intend for the amendments to the Loan Documents to evidence an amendment to the terms of the existing indebtedness or obligations of Borrower, Guarantor, and/or Pledgors (as and to the extent applicable) to the Administrative Agent and Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

17.Counterparts.  This Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Modification to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile or PDF by any of the parties hereto of an executed counterpart of this Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

18.Fees and Expenses.  The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent or its counsel in reviewing, negotiating, preparing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

19.Amendments; Use of Terms.  This Modification may not be supplemented, changed, waived, discharged, terminated, modified or amended except in written form executed by all parties hereto.  Wherever in this

Modification any word or combination of words (including defined terms) connotes number or gender, such word or combination of words shall be deemed of such number (singular or plural) and such gender (masculine, neuter or feminine) as the context and circumstances may require.  This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors and assigns.

20.Final Agreement.  This Modification represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms.  There are no promises, terms, conditions or obligations other than those contained in this Modification.  There are no unwritten oral agreements between the parties.

21.Binding Effect.  This Modification shall become effective as of the date set forth above upon satisfaction or waiver of all of the conditions set forth in Section 8 hereof and execution and delivery of this Modification by the Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders.  Thereafter this Modification shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

22.Governing Law and Jurisdiction.  This Modification and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders have executed this Modification under seal on the date first above written.

BORROWER/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC, a Delaware limited liability company, its General Partner

By:NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation, its Sole Member

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

GUARANTOR/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

ADDITIONAL PLEDGORS:

FRBH C1 RESIDENTIAL, LLC

FRBH EDGEWATER JV, LLC

FRBH NASHVILLE RESIDENTIAL, LLC

FREEDOM DUCK CREEK, LLC

FRBH JAX-TPA, LLC

HRT TIMBER CREEK, LLC

NXRT RADBOURNE LAKE, LLC

NXRT SABAL PALM, LLC

NXRT STEEPLECHASE, LLC

NXRTBH CORNERSTONE, LLC

NXRTBH BARRINGTON MILL, LLC

NXRTBH NORTH DALLAS 3, LLC

NXRT BAYBERRY, LLC

NXRTBH AZ2, LLC

NXRT VANDERBILT, LLC

BH WILLOWDALE MANAGER, LLC

FRBH REGATTA BAY, LLC

NXRTBH MCMILLAN, LLC

FREEDOM MIRAMAR APARTMENTS, LLC

HRTBH NORTH ATLANTA, LLC

NXRT CRESTMONT, LLC

NXRT BRANDYWINE LP, LLC,

a Delaware limited liability company

By:__/s/ Matt McGraner_______________________________

Name:__Matt McGraner_________________________________

Title:Executive Vice President and Chief Investment Officer____

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent,

By: _______________________________________
Name:Ryan Almond
Title:Director

LENDERS:

SUNTRUST BANK

By: _______________________________________
Name:Ryan Almond
Title:Director

RAYMOND JAMES BANK, N.A.

By: _______________________________________
Name:Ted A. Long
Title:      Senior Vice President

SYNOVUS BANK

By: __/s/ David W. Bowman___________________
Name:David W. Bowman
Title:      Director